UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COMVERGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Comverge, Inc.

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2008

Dear Stockholder:

On behalf of the board of directors of Comverge, Inc., a Delaware corporation, I cordially invite you to attend our annual stockholders’ meeting to be held on Wednesday, May 7, 2008, at 3:00 p.m. Eastern Daylight Time, at our Enerwise facilities located at 511 Schoolhouse Road, Suite 200, Kennett Square, Pennsylvania. Proxy materials, which include a Notice of Annual Meeting, Proxy Statement and proxy card, are enclosed with this letter. Comverge’s 2007 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding our financial results for the year ended December 31, 2007. We are holding the meeting to:

1.	elect one Class I director to Comverge’s board of directors to serve until the 2011 annual stockholders’ meeting or until his successor has been elected and qualified;

2.	approve the Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan;

3.	ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for 2008; and

4.	transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of Comverge’s common stock, par value $0.001 per share, at the close of business on March 13, 2008 (the “Record Date”), are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Sincerely,

Robert M. Chiste

Chairman, President and Chief Executive Officer

East Hanover, New Jersey

April 7, 2008

COMVERGE, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held on May 7, 2008

COMVERGE, INC.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2008 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

The 2008 annual meeting of stockholders of Comverge, Inc., a Delaware corporation, will be held on Wednesday, May 7, 2008. The Annual Meeting will be held at 3:00 p.m. Eastern Daylight Time, at 511 Schoolhouse Road, Suite 200, Kennett Square, Pennsylvania 19348.

ON WHAT DATE WAS THIS PROXY STATEMENT FIRST SENT TO STOCKHOLDERS?

The approximate date on which this proxy statement and the accompanying materials were first sent or given to stockholders was April 7, 2008.

WHO IS SOLICITING MY VOTE?

The accompanying proxy is solicited by Comverge’s board of directors for use at the annual meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of Comverge may solicit proxies by telephone and personal interview. These individuals will not receive additional compensation from Comverge for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Additionally, we have retained The Proxy Advisory Group, LLC to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay The Proxy Advisory Group, Inc a fee of $14,500 for its services and will reimburse them for reasonable out-of-pocket expenses. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by Comverge for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Comverge common stock.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

There are three proposals scheduled to be voted on at the meeting, each of which is discussed within this proxy statement:

1.	election of one Class I member of our board of directors to serve until the 2011 annual stockholders’ meeting or until his successor has been elected and qualified;

2.	approval of the Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan; and

3.	ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, printing and mailing proxy solicitation materials will be borne by Comverge. We estimate that the cost of this proxy solicitation will be $40,000, which includes approximately $38,000 incurred as of the time this proxy was mailed.

WHO MAY VOTE AT THE MEETING?

Our board of directors has set March 13, 2008, as the record date for the annual meeting. If you owned our common stock at the close of business on March 13, 2008, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted on at the annual meeting. As of March 13, 2008, there were 21,720,267 shares of our common stock outstanding and entitled to vote at the annual meeting.

HOW DO I VOTE?

You may vote by signing, dating and returning the enclosed proxy card in the enclosed envelope or attending the special meeting in person.

You may also vote by using a toll-free telephone number or the Internet. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available.

Votes submitted by mail, telephone, or Internet will be voted at the annual meeting in accordance with directions you provide to the individuals named on the proxy; or if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later-dated proxy card or telephone or Internet vote, or (iii) by attending the meeting and voting in person. Notices to us should be directed to Matthew H. Smith, Vice President, General Counsel and Corporate Secretary, Comverge, Inc., 3950 Shackleford Road, Suite 400, Duluth, Georgia 30096. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Smith at the meeting of their intention to vote in person at the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

The presence, in person or by proxy, of a majority of the outstanding shares of Comverge common stock is required to hold the meeting and to conduct business.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

DOES THE COMPANY HAVE A WEBSITE?

Comverge has a website, http://www.comverge.com, which contains additional information concerning our corporate governance practices that are located within the investor relations portion of our website located at http://ir.comverge.com.

PROPOSAL 1

ELECTION OF DIRECTOR

There are currently six members on our board of directors, which is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. The term of the Class I directors expires at this annual meeting. Mr. Dreyer is the only member of our board of directors who is a Class I director and is, therefore, the only nominee to be considered by our stockholders for election at the meeting. If elected, Mr. Dreyer will serve until our 2011 annual meeting of stockholders or until his successor has been elected and qualified, or until his earlier death, resignation or removal. Mr. Dreyer is a current director of Comverge and was appointed to the board in January 2008. There are no family relationships among our directors or executive officers. If Mr. Dreyer is unable or declines to serve as a director, the board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee. The members of our board of directors who are Class II directors (presently, Messrs. Grealis and Young) will be considered for nomination for election at the 2009 annual meeting. The members of our board of directors who are Class III directors (presently, Ms. Brownell and Messrs. Chiste and McCullough) will be considered for nomination for election at the 2010 annual meeting.

Vote Required and Board Recommendation

The affirmative vote of holders of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to elect the nominee.

If, at the time of or prior to the meeting, the nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by the Board. The Board has no reason to believe that any substitute nominee will be required.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. DREYER

Our Board of Directors

The following sets forth the name and age of the nominee and each director of Comverge whose term of office will continue after the meeting, the principal occupation of each during the past five years and the year each began serving as a director of Comverge.

CLASS I DIRECTOR NOMINEE

Alec G. Dreyer	Director since 2008

Alec G. Dreyer, 50, became a member of our board of directors in January 2008 and serves on the audit and compensation committees of our board of directors. Mr. Dreyer is currently retired. Mr. Dreyer previously served as the Chief Executive Officer and a director of Horizon Wind Energy, LLC, a wind energy developer, from September 2005 to July 2007, when Horizon was sold to Energias de Portugal, S.A., a major Portuguese utility. From February 2000 to September 2005, Mr. Dreyer served as an Executive Vice President of publicly traded Dynegy, Inc. and President of Dynegy Generation, a division of Dynegy Inc. Prior to February 2000, Mr. Dreyer was President of Illinova Generating Company, and a Senior Vice President of Illinois Power Company. Before starting his career at Illinova, Mr. Dreyer was a Senior Manager in the Accounting and Auditing Services division of PriceWaterhouse in St. Louis. In February 2008, Mr. Dreyer joined the board of directors of publicly traded EcoSecurities Group PLC, which is in the business of sourcing, developing and trading carbon credits, and serves on the audit and remunerations committees of EcoSecurities’ board of directors. Mr. Dreyer received a B.A. from the University of Illinois and an M.B.A. from Washington University in St. Louis.

DIRECTORS CONTINUING IN OFFICE

Class II Directors

William J. Grealis	Director since 2006

William J. Grealis, 62, became a member of our board of directors in March 2006 and serves as Chairman of the nominating and corporate governance committee of our board of directors and as a member of the audit committee of our board of directors. Mr. Grealis is currently retired. From April 2000 to May 2005, Mr. Grealis was Executive Vice President of Cinergy Corp., a gas and electricity service provider. Over Mr. Grealis’ ten years at Cinergy, he held numerous offices with profit and loss responsibility for Cinergy’s largest divisions. Mr. Grealis began his career as the legal advisor to the Vice-Chairman of the Federal Energy Regulatory Commission and later became a partner at the law firm of Akin Gump Strauss Hauer Feld LLP from 1979 to 1994. Mr. Grealis has served as chairman and member of the board of directors for numerous entities, including The Ohio Electric Utility Institute, Northern Star Natural Gas Company and K-Gen Power Corporation.

R. Blake Young	Director since 2006

R. Blake Young, 49, became a member of our board of directors in August 2006 and serves as Chairman of the compensation committee of our board of directors and as a member of the nominating and corporate governance committee. Mr. Young became Vice President of technology and administration of BG Americas and Global LNG, an integrated energy company in January 2007. Mr. Young had previously held various senior management positions with publicly-traded Dynegy Inc. from 1998 to 2005, including as Executive Vice President and Chief Administrative Officer. He also served as President of Illinois Power Company and Dynegy’s electric and gas transmission and distribution company. He was also a member of Dynegy’s six-member executive management team. Mr. Young was responsible for corporate strategy and development, human resources, information technology, corporate communications and other major functions. Prior to such assignment, he was Executive Vice President & President of Global Technology at Dynegy. Prior to Dynegy, Mr. Young was with Campbell Soup Company at their World Headquarters and served as Chief Information Officer of the US Grocery Division. Prior to his tenure with Campbell Soup, Mr. Young had a 14 year career with Tenneco Energy, a large integrated natural gas transporter and marketer and served in a number of senior administrative and commercial management positions, including as Chief Information Officer and Chief of Staff to the Chairman and CEO.

Class III Directors

Robert M. Chiste	Director since 2001

Robert M. Chiste, 60, has served as our Chairman of the board of directors, President and Chief Executive Officer since September 2001. From 1998 to September 2001, Mr. Chiste was a private investor and co-founded three technology start-ups: TriActive, Inc., a provider of hosted systems management solutions, FuelQuest, Inc., an on-demand software provider for the fuel industry, and iMark, Inc., an internet industrial products auction company. From 1994 to 1997, Mr. Chiste served as Vice Chairman, President and Chief Executive Officer of Allwaste, Inc., a publicly-traded provider of industrial, energy and environmental services, until its acquisition by Philip Services Corp., where he also served as President of the Industrial Services Group from 1997 to 1998. From 1986 to 1994, he served as President and Chief Executive Officer of American National Power, Inc., a successor to Transco Energy Ventures Company, an independent power company and a subsidiary of publicly-traded Transco Energy Company. At Transco Energy, he also served as Senior Vice President of Strategic Planning from 1986 to 1988 and headed its corporate venture capital activities from 1986 to 1994. From 1980 to 1986, Mr. Chiste held several executive officer positions with Belco Petroleum and its successor, Enron Oil and Gas Corporation. Mr. Chiste currently serves on the board of directors of private companies, AisRe and TriActive, Inc., and he is a former board member of publicly traded Innovative Valve Technologies, Inc., a service provider for industrial valves, Franklin Credit Management Corporation, a specialty lender, and Pentacon, Inc., a distributor of military/aerospace fasteners and component hardware. He received a B.A. in mathematics from the College of New Jersey and a J.D. and M.B.A. degrees from Rutgers University.

Nora Mead Brownell	Director since 2006

Nora Mead Brownell, 60, became a member of our board of directors in December 2006 and serves on the compensation committee of our board of directors. In May 2001, Ms. Brownell was confirmed as Commissioner of the Federal Energy Regulatory Commission where she served until the expiration of her term in June 2006. During her time as Commissioner, Ms. Brownell was an advocate for the development of regional transmission organizations, markets for wholesale power and national energy infrastructure development. After leaving the Federal Energy Regulatory Commission, Ms. Brownell started BC Strategies, an energy consulting firm. Prior to her time as Commissioner, she served as a member of the Pennsylvania Public Utility Commission where she took an active role in the rollout of electric choice in Pennsylvania, helped to establish a framework for one of the most successful retail electric markets in the country and worked towards a public policy to develop a robust competitive telecommunications market in the state. Ms. Brownell is the former President of the National Association of Regulatory Utility Commissioners. Ms. Brownell attended Syracuse University.

Robert F. McCullough	Director since 2006

Robert F. McCullough, 65, became a member of our board of directors in August 2006 and serves as Chairman of the audit committee of our board of directors and also serves on the nominating and corporate governance committee. Mr. McCullough served as a senior partner of Investco, Ltd. (formerly AMVESCAP PLC), an independent global investment manager, from May 2004 to December 2006, and he served as the Chief Financial Officer and member of the board of directors of Investco from 1996 until May 2004. From 1987 to 1996, he was the managing partner for the Atlanta office of Arthur Andersen LLP. From 1972 to 1987, he was a partner for the New York office of Arthur Andersen. He is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. McCullough currently serves on the board of directors and audit committee of publicly-traded Schweitzer-Mauduit International, Inc., a diversified producer of specialty papers.

Independence of Directors

As required under the listing standards of the Nasdaq Global Market, on which our common stock is listed, a majority of the members of our board of directors qualify as “independent,” as affirmatively determined by our board. In addition, we impose additional tests of independence with respect to members of the audit committee of our board of directors that are consistent with the Nasdaq Global Market listing standards and with applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our board of directors consults with our outside legal counsel to ensure that the board of directors’ determinations are consistent with listing standards, SEC rules and relevant securities and other laws and regulations regarding the definition of “independent.” Consistent with these considerations, and after reviewing all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, our board of directors has affirmatively determined that all of our directors are independent directors, including Mr. Dreyer who is a nominee for election, within the meaning of the applicable Nasdaq Global Market listing standards, except for Mr. Chiste, our Chairman of the Board, Chief Executive Officer and President.

Committees of the Board

Our board of directors has three permanent committees: audit committee, nominating and corporate governance committee and compensation committee. Our Board has affirmatively determined that all of the directors who serve on these committees are independent directors within the meaning of the applicable Nasdaq Global Market listing standards, SEC rules and relevant securities and other laws and regulations.

Audit Committee. The audit committee of our board of directors is currently composed of Messrs. Dreyer, Grealis and McCullough. Mr. John Moore, who resigned from our board in January 2008, also served on the audit committee during 2007. Mr. McCullough serves as the chairman of the audit committee. Our board has determined that Mr. McCullough and Mr. Dreyer qualify as audit committee financial experts under the current SEC regulations, and that the other members of our audit committee satisfy the financial literacy and other requirements for audit committee members under the Marketplace Rules of the Nasdaq Global Market. The audit committee assists the board in overseeing: (1) our accounting and financial reporting processes; (2) the audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent registered public accounting firm; and (5) the performance of our internal audit function and our independent registered public accounting firm. The audit committee charter further provides that the audit committee, among other things:

•	has sole authority to appoint, compensate, retain, evaluate and terminate our independent registered public accounting firm;

•	has sole authority to review and approve in advance all audit and permissible non-audit engagement fees, scope and terms with our independent registered public accounting firm;

•	review and approve all related party transactions between us and any executive officer or director;

•	will monitor the compliance of our officers, directors and employees with our code of business conduct and ethics; and

•

will establish and maintain procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The written charter for the audit committee is available on our website at http://ir.comverge.com.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board of directors is composed of Messrs. Grealis, McCullough and Young. Mr. Grealis serves as the Chairman of the nominating and corporate governance committee. The principal duties of the nominating and corporate governance committee are to:

•

recommend to our board proposed nominees for election to the board by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the board to fill vacancies that occur between stockholder meetings; and

•	make recommendations to the board regarding corporate governance matters and practices.

The written charter for the nominating and corporate governance committee is available on our website at http://ir.comverge.com. This charter was recently amended on March 19, 2008 to include the duties for the Company’s Lead Director.

Compensation Committee. The compensation committee of our board of directors is composed of Messrs. Young and Dreyer and Ms. Brownell. Mr. Scott Ungerer and Mr. John Moore, both of whom resigned from our board in January 2008, served on the compensation committee during 2007. Mr. Young serves as the Chairman of the compensation committee. Pursuant to its charter, the compensation committee has the following responsibilities, among others:

•

to review and establish, at least annually, with the input of management, corporate goals, objectives, policies and philosophies for all compensation paid to our chief executive officer and other officers, for the defined performance period;

•	to determine and approve all compensation paid to the chief executive officer and other officers, including base salary, bonuses, incentive plans and perquisites;

•

to establish the targets for performance-based compensation of the chief executive officer and other officers for the defined performance period and confirm whether such targets have been met for the completed performance period;

•

to report to our board of directors on the performance of the chief executive officers and other officers in light of the corporate goals, objectives, policies and philosophies established with respect to compensation for the performance period; and

•	to review and recommend to our board of directors compensation of non-employee directors, including committee chairpersons and members.

The written charter for the compensation committee is available on our website at http://ir.comverge.com.

The Nominating Process

The nominating and corporate governance committee of our board of directors, which is comprised entirely of independent directors, is responsible in accordance with its charter for establishing standards for members of the board and overseeing the performance evaluation of the board and its members. Based on these evaluations, the nominating and corporate governance committee recommends to the board whether existing members should be nominated for new terms or replaced, and whether more or fewer members are appropriate.

The board, with the assistance of the nominating and corporate governance committee, establishes criteria for the selection of new members. The basic criteria are found in our Corporate Governance Guidelines under the “Investor Relations” section, located on our website at http://ir.comverge.com. These core competencies include individuals who have the business and/or professional knowledge and experience that will benefit Comverge, our business and the goals and interests of our stockholders, are well regarded in the community, with a long-term reputation for honesty and integrity, have good common sense and judgment, have a positive record of accomplishment in present and prior positions, have an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve and have the time, energy, interest and willingness to become involved in Comverge and our future. At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency.

When there is an opening or anticipated opening for a director position, our board members are asked to submit recommendations. Outside sources or third parties may be used to find potential candidates and similarly outside sources and third parties may be used to evaluate or assist in evaluating nominees brought to the attention of the nominating and corporate governance committee. Should we use the services of a third party, we would expect to pay a fee for such services.

The nominating and corporate governance committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be sent in writing sufficiently in advance of the annual meeting to permit adequate review by the nominating and corporate governance committee. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders who themselves wish to nominate an individual to the board must follow the advance notice requirements and other requirements of our bylaws.

Meetings of the Board of Directors and Committees

During fiscal year 2007, our board held seven meetings, and its three standing committees (audit committee, nominating and corporate governance committee and compensation committee) collectively held 21 meetings. Each director attended at least 75% of the meetings (held during the period that such director served) of the board and the committees on which such director served in fiscal year 2007. Members of our board are encouraged to attend the annual meeting of stockholders.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED

COMVERGE, INC. 2006 LONG-TERM INCENTIVE PLAN

In March 2008, the compensation committee of our board of directors approved the amendment and restatement of our Comverge, Inc. 2006 Long-term Incentive Plan (the “2006 Plan”), subject to the approval of our stockholders at the annual meeting (the “Amended Plan”). Our Board believes that the amendments to the 2006 Plan are an integral part of Comverge’s long-term compensation philosophy and asks our stockholders to approve the Amended Plan at the meeting.

General Information Regarding the 2006 Plan

Our 2006 Plan was adopted by our Board and approved by our stockholders in August 2006 as a successor plan to our 2000 Stock Option Plan. The 2006 Plan was subsequently amended by our stockholders in March 2007. As of March 13, 2008, an aggregate of 221,313 shares of our common stock remained available for future grants under the 2006 Plan.

Key Amendments to the 2006 Plan

Our board of directors believes that the amendments set forth in the Amended Plan are important to enable Comverge to continue to attract and retain talented employees and other service providers and to encourage these employees and service providers to build long-term value for our stockholders. Please see “Compensation Discussion and Analysis” in this proxy statement for additional important information regarding our compensation strategy. The changes to the 2006 Plan that are included in the Amended Plan being submitted for your consideration and approval are:

•

an increase in the number of shares of common stock available for issuance (subject to the ratio provisions described herein) under the plan by 2,000,000 shares of common stock, which represents an increase from 221,313 shares that remained available for grant at March 13, 2008, to 2,221,313 shares available for grant under the Amended Plan;

•

as part of our continued commitment to align the interests of our employees and other service providers with those of our stockholders, the Amended Plan incorporates fungible share reserve ratio mechanics that generally provide that the number of shares of common stock available for issuance under the Amended Plan will be reduced by (i) one share for each share granted pursuant to stock options or stock appreciation rights and (ii) 1.4 shares for each share granted pursuant to other types of awards under the Amended Plan;

•	the modification of the provisions in the Amended plan that prohibit re-pricing of options to further clarify the prohibition on stock option re-pricing; and

•

the reduction of the maximum term for any award under the Amended Plan from ten years to seven years, which is consistent with our historical practice of granting equity awards with a maximum term of seven years.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast in person at the meeting or by proxy and entitled to vote at the meeting will be required to approve the Amended Plan. Neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Summary of the Amended Plan

General

The Amended Plan is consistent with Comverge’s and its stockholders’ interest to provide equity-based incentives necessary to attract, reward and retain employees, directors, consultants and other service providers on whom we rely to enable Comverge to succeed. The Amended Plan is vitally important to allow us to accomplish our growth strategies by providing for grants of stock options, restricted stock, restricted stock units, stock appreciation rights and other equity-based awards that are consistent with our compensation strategy, which is described below under the heading “Compensation Discussion and Analysis.”

The following contains a summary of the material terms of the Amended Plan. The Amended Plan is an amendment and restatement of the 2006 Plan, which was an amendment and restatement of the Comverge, Inc. 2000 Stock Option Plan, which amendment and restatement was effective on August 14, 2006. Awards granted on or after the August 14, 2006 effective date of the 2006 Plan are governed exclusively by the terms of the 2006 Plan, as amended pursuant to the Amended Plan if approved at the meeting. Stock options granted prior to August 14, 2006 will also be governed by the Amended Plan unless the terms of the Amended Plan are inconsistent with the terms of the stock options granted under the 2000 Plan and would result in a material modification of a grant under the 2000 Plan. The following description of the terms of the Amended Plan is not complete. For more information, we refer you to the full text of the Amended Plan, which is included as Appendix I to this proxy statement.

Eligibility

Except as set forth below with respect to incentive options, all awards may be granted by the compensation committee to any employee, service provider or non-employee director who performs services for the company or an affiliate and who is determined by the committee to be eligible for an award.

Administration of the Amended Plan

The Amended Plan is administered by the compensation committee of our board of directors, which has broad authority to:

•	interpret the Amended Plan and all plan awards;

•	make, amend and rescind any rules as it deems necessary for the proper administration of the Amended Plan;

•	make all other determinations necessary or advisable for the administration of the Amended Plan; and

•	correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan and awards made under the Amended Plan.

The board of directors may amend, suspend or terminate the Amended Plan without the consent of any person, but no amendment, suspension or termination of the Amended Plan may, without the consent of the holder of an award, terminate such award or materially adversely affect such person’s rights with respect to such award. No amendment can be effective prior to its approval by our stockholders, to the extent that such approval is required by applicable legal requirements or any exchange on which our common stock is listed. Any action taken or determination made by the committee will be final, binding and conclusive on all affected persons.

Shares Subject to the Plan

Comverge proposes an increase to the number of shares available for grant under the 2006 Plan by 2,000,000 shares. If the Amended Plan is approved, the number of shares available for issuance pursuant to awards under the Amended Plan will increase from 4,153,036 (the “Existing Share Reserve”) to 6,156,036 (the

“Amended Share Reserve”). As of March 13, 2008, of the Existing Share Reserve, 1,953,251 were outstanding option awards and 649,967 were unvested stock awards and 221,313 remained eligible for issuance pursuant to future awards.

Pursuant to the proposed amendments, the Amended Share Reserve will be reduced:

•	by one share for each share granted pursuant to a stock option or stock appreciation right awarded under the Amended Plan; and

•	by 1.4 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the Amended Plan.

If any award granted under the Amended Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest, whether at termination or otherwise pursuant to the applicable award, such shares will again become available for issuance under the Amended Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance, as described above. Shares will not be treated as having been issued under the Amended Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash (other than cash-settled stock appreciation rights). Shares that are withheld in satisfaction of tax withholding obligations or payment of the award’s exercise or purchase price will be treated as having been issued under the Amended Plan and will not be available for future grant under the Amended Plan.

Additionally, in the event our outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of Comverge by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, appropriate adjustments will be made to (i) the Amended Share Reserve, (ii) the other numerical limits described in the Amended Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one person in any fiscal year for purposes of Section 162(m) of the Internal Revenue Code (the “Code”)) and (iii) any outstanding awards.

Repricing Prohibition

The Amended Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, neither our board of directors nor the compensation committee of our board may provide for either the cancellation of options or stock appreciation rights outstanding under the Amended Plan in exchange for the grant of a new award at a lower exercise price or the amendment of an outstanding option or stock appreciation right to reduce the exercise price thereof.

Granting of Awards to Participants

Subject to the terms and conditions set forth in the Amended Plan, the compensation committee has broad authority to determine who may participate in the Amended Plan and the type and size of the awards to participants. Any employee, service provider or non-employee director may be selected by the committee to participate in the Amended Plan. In selecting participants and determining awards, the committee may consider the contribution the recipient has made and/or may make to our growth and any other factors that it may deem relevant. No member of the committee will vote or act upon any matter relating solely to himself, and grants of awards to members of the committee must be ratified by our board of directors.

Type of 2006 Plan Awards

Awards granted under the Amended Plan may include any of the following:

•	non-qualified options, which are options to purchase shares of our common stock at an exercise price of not less than 100% of the fair market value per share on the date of grant;

•

incentive options, which are options designed to meet certain tax code provisions that provide favorable tax treatment to optionees if certain conditions are met, are issued at an exercise price of not less than 100% of the fair market value per share (or 110% of fair market value per share if issued to 10% stockholders) on the date of grant and may only be granted to our employees;

•

restricted stock units, which are rights to receive a specified number of shares of our common stock or the fair market value of such common stock in cash upon expiration of the deferral period specified for such restricted stock units by the committee;

•

restricted stock, which is common stock that is transferred to the participant subject to such forfeiture and other restrictions as the committee, in its sole discretion, shall determine and the restricted stock may not be transferred by the participant prior to the lapse of such restrictions;

•

stock appreciation rights, which are rights to receive shares of our common stock, the value of which is equal to the spread or excess of (i) the fair market value per share on the date of exercise over (ii) the fair market value per share on the date of grant with respect to a specified number of shares of common stock; and

•	shares of our common stock may be sold or granted as a bonus under the Amended Plan to participants, in the discretion of the committee, on such terms and conditions as it may establish.

Performance Awards

The compensation committee may grant performance awards to employees, service providers or non-employee directors based on performance criteria measured over a period of not less than one year and not more than five years. The committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to increase the amounts payable under any award subject to performance conditions. The performance goals for performance awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the committee. For any award granted to an employee that is intended to meet the requirements of the performance-based exception of Internal Revenue Code Section 162(m), one or more of the following business criteria will be used by the committee in establishing performance goals for performance awards granted to a participant:

•	earnings per share;

•	increase in revenues;

•	increase in cash flow;

•	increase in cash flow return;

•	return on net assets;

•	return on investment;

•	return on capital;

•	return on equity;

•	economic value added;

•	gross margin;

•	net income;

•	pre-tax earnings;

•	pre-tax earnings before interest, depreciation and amortization;

•	pre-tax earnings before interest expense and before incentives, service fees and extraordinary or special items;

•	operating income;

•	total stockholder return;

•	debt reduction;

•	increases in megawatts through new contract executions;

•	successful completion of an acquisition, initial public offering, private placement of equity or debt; and

•	reduction of expenses.

Any of the performance goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee, including the Standard & Poor’s 500 Stock Index or components thereof, or a group of comparable companies.

Vesting of Awards and Exercise of Options and Stock Appreciation Rights

Except as otherwise determined by the committee and set forth in any award or other agreement, upon a participant’s termination of service prior to vesting or during the applicable deferral period, the award will be forfeited by the participant pursuant to its terms, or if so provided under the terms for the award, shall continue subject to the restrictions, terms and conditions set by the compensation committee with respect to each award. Notwithstanding the foregoing, unless specifically provided to the contrary by the committee in the award, upon (i) the termination of an employee or service provider without cause, or termination by an employee or service provider with good reason within one year from the effective date of a change of control or (ii) death or disability of the participant, any options or restricted stock awarded to such participant will become vested. Options and stock appreciation rights that are not vested are terminated upon termination of employment for any reason other than death or disability. Options and stock appreciation rights which are vested may be exercised for a period of twelve months after termination for any reason other than death, disability or a for-cause termination by us. Options and stock appreciation rights terminate immediately in the case of a for-cause termination. In the event of death or disability of the participant, the options or stock appreciation rights are exercisable for up to one year after the event.

Term of Awards

The Amended Plan provides that the term or restricted period of each award that is an option, stock appreciation right, restricted stock unit or restricted stock will be for such period as may be determined by the committee, not to exceed a period of seven years. Awards granted under the 2006 Plan, prior to amendment and restatement pursuant to the Amended Plan, will continue to survive for the term set forth for such specific awards in the agreement related thereto.

Mergers, Recapitalization, Etc.

In the event of a merger in which we are not the surviving corporation, or in the event of a transaction in which substantially all of our stock or assets is acquired, the compensation committee may in its discretion terminate all outstanding options and stock appreciation rights by giving 20 days notice. The holder of such award will have the right to exercise the options or stock appreciation rights during the 20-day period. If the options or stock appreciation rights are not terminated in this manner, or if the outstanding shares of stock are changed into or converted into a different number or kind of shares or other property (including cash) pursuant to certain corporate transactions, the committee will make appropriate adjustments to the awards to prevent enlargement or dilution of value.

Termination and Amendment

The Amended Plan will continue in effect until the first to occur of (i) its termination by our board of directors or (ii) the date on which all shares available for issuance under the Amended Plan have been issued and all restrictions on such shares under the terms of the Amended Plan and the agreements evidencing the awards granted under the Amended Plan have lapsed. However, no awards may be made under the Amended Plan after June 20, 2016.

The board of directors may amend, suspend or terminate the Amended Plan without the consent of any person, but no amendment, suspension or termination of the Amended Plan may, without the consent of the holder of an award, terminate such award or materially adversely affect such person’s rights with respect to such award. No amendment can be effective prior to its approval by our stockholders, to the extent that such approval is required by applicable legal requirements or any exchange on which our common stock is listed. Any action taken or determination made by the committee will be final, binding and conclusive on all affected persons.

Summary of Federal Income Tax Consequences of the Amended Plan

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Amended Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Additionally, the tax consequences of participation in the Amended Plan are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

A participant in the Amended Plan recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through the exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, then any gain or loss on a disposition of those shares (a “qualifying disposition”) will be taxed as a long-term capital gain or loss. Upon such qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase or sale. The participant’s additional gain or any loss upon a disqualifying disposition will be taxed as capital gain or loss, which will be long term or short term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Options that are not designated, or do not qualify, as incentive stock options are nonstatutory stock options that have no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such an option. Upon the exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date of purchase. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable ordinary income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock and Stock Purchase Rights

A participant who acquires restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. Generally, the participant will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Awards

A participant generally will recognize no income upon the grant of performance-vested restricted stock or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, this ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Restricted Stock and Stock Purchase Rights.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Deductions

Section 162(m) of the Code disallows a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the Amended Plan, when combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) such awards are granted by a compensation committee comprised solely of outside directors, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the terms of the plan, including the per-employee limitation on grant size, are approved by the stockholders and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that the compensation committee may grant options and stock appreciation rights under the Amended Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Compensation attributable to restricted stock awards, stock purchase rights, restricted stock unit awards and performance awards will qualify as performance-based compensation if (i) the award is granted by a compensation committee comprised solely of outside directors, (ii) the award is granted (or vests) based on the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied and (iv) prior to issuance, stockholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be used and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goals). It is intended that the compensation committee may grant performance awards under the Amended Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Grants to Certain Persons

On February 12, 2008, grants of restricted stock were awarded under the 2006 Plan to certain management level employees. The purpose of the February 2008 grants was generally two fold: (i) to provide an incentive for the recipients to achieve superior corporate performance and (ii) to provide a retention incentive to the recipients who we deemed valuable members of our leadership team. Eighty percent of the value of the grants was designed as a pay-for-performance plan, which tied vesting of the awards directly to measurable increases in shareholder value. The remaining 20% of the value of the grants was structured as a retention incentive. These grants do not replace the annual incentive plan grants for executives, which are set forth in the respective employment agreements for applicable individuals. Our compensation committee made the February 2008 grants after consultation with our compensation consultant and after reviewing and analyzing comparison data provided by our compensation consultant.

The February 2008 grants are composed of three separate grants of restricted stock. The number of shares of restricted stock granted to each grantee was determined by the compensation committee based upon the level of such grantee’s responsibility within Comverge. The shares subject to the February 2008 grants are divided into the following three categories: (i) 60% of the shares are subject to issuance based on the attainment of performance metrics related to the trading price of our common stock as compared to that of a group of our peers selected by the compensation committee (the “Index Grants”), (ii) 20% of the shares are subject to issuance based on the attainment of performance metrics related to sustained increases in the trading price our common stock (the “Stock Price Grants”) and (iii) 20% of the shares are subject to issuance based the continued service to Comverge or its subsidiaries by the applicable grantee over the four-year period following the grant date (the “Retention Grants”).

The valuation determination related to the Index Grants is to be made by the compensation committee on February 12, 2011. On this measurement date, the compensation committee will compare the trading price for our common stock to that of the peer group companies. The Index Grants will vest based upon such determination only if the trading price for our common stock increased at a rate that exceeded the average stock price increase of the peer group companies, and the number of shares that shall vest will be equal to the percentage that Comverge stock increase exceeds the average stock price increase (expressed as a percentage) of the peer group companies (up to 100%). As examples, if the index of peer group companies increased 20% and the trading price for our common stock increased 10%, there is no award. If the index of peer group companies increased 20% and the trading price for our common stock increased 30%, the award is 50% of the available shares. If the index of the peer group companies increased 20% and the trading price of our common stock increased 40%, the maximum award would vest. The Index Grants will not vest and will be forfeited if the trading price for our common stock does not increase.

The Stock Price Grants will vest in equal share increments if the trading price for our common stock sustains levels greater than $30, $35, $40 and $45 per share, each for a separate continuous 30-day period.

The Retention Grants will vest over a four-year period, with equally quarterly vesting, so long as the recipient remains in service to Comverge or one of our subsidiaries.

The following table sets forth information with respect to all grants made to date in 2008 under the 2006 Plan to each of our Named Executive Officers, our current executive officers as a group, and to all employees (excluding our current executive officers and Named Executive Officers) as a group. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended Plan.

Grants Made During 2008 To Date

	Options (#)	Restricted Stock (#)	Cash Value of Potential Long Term Equity Bonus (1)
Name			Threshold	Target	Maximum
Robert M. Chiste	87,852	74,642	$900,000	$1,200,000	$1,500,000
Michael D. Picchi	19,869	48,311	$237,300	$315,000	$394,800
Frank A. Magnotti	28,626	49,771	$254,250	$337,500	$423,000
Edward J. Myszka	21,135	48,522	$254,250	$337,500	$423,000
Wayne Wren	16,733	2,788	—	—	—
Current Executive Officers as a Group (8 persons)	169,578	331,050	—	—	—
All current employees and consultants, excluding our current executive officers and Named Executive Officers (75 persons)	288,334	220,000	—	—	—

(1)

The dollar amount shown represents the cash value of the equity portion of the 2008 bonus plan with respect to each of our named executive officers. To the extent the awards are earned pursuant to the plan, the equity awards under the 2008 bonus plan will be granted in the form of options and restricted stock, and the number of options or shares, as applicable, will be determined based on the then-current per share price for our common stock. The Compensation Committee will determine the actual amount of bonus shares earned by each of the named executive officers after December 31, 2008.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, and encourages you to vote for ratification of PricewaterhouseCooper’s appointment. PricewaterhouseCoopers has audited our financial statements since 2003. Although we are not required to seek your approval of this appointment, we believe seeking the approval of our stockholders of this appointment is consistent with good corporate governance. No determination has been made as to what action the audit committee of our board would take if you fail to ratify the appointment. Even if the appointment is ratified by our stockholders, the audit committee retains the discretion to appoint a new independent registered public accounting firm if the audit committee concludes that such a change would be in the best interest of Comverge and our stockholders.

We expect that representatives of PricewaterhouseCoopers will be present at the meeting and available to respond to appropriate questions by our stockholders. Additionally, the representatives of PricewaterhouseCoopers will be given the opportunity to make a statement at the meeting if they so desire.

Vote Required and Board Recommendation

Stockholder ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against the ratification of the appointment.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Principal Accounting Fees and Services

During 2007 and 2006, we retained PricewaterhouseCoopers to provide services in the following categories and amounts:

Fee Category	2007	2006
Audit Fees (1)	$966,845	$1,565,000
Audit-related Fees (2)	571,000	—
Tax Fees (3)	—	96,000
All Other Fees (4)	—	—

Total	$1,537,845	$1,661,000

(1)

Represents the aggregate fees billed for the audit of the Company’s financial statements ($375,000 in 2007 and $455,000 in 2006), services provided in connection with our initial public offering in April 2007 and secondary public offering in December 2007 ($379,000 in 2007 and $1,050,000 in 2006), and services in connection with the statutory and regulatory filings or engagements for this fiscal year, including services related to the review of financial statements included in each of our Quarterly Reports on Form 10-Q ($212,845 in 2007 and $60,000 in 2006).

(2)

Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and are not reported under “audit fees.” The services include the audits and reviews performed in connection with our two acquisitions completed in 2007.

(3)	Represents the aggregate fees billed for tax compliance. These services also include $47,000 for a change in ownership study completed in 2006.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”

Audit Committee Pre-approval of Services Performed by Our Independent Registered Public Accounting Firm

It is the policy of the audit committee of our board to pre-approve all audit and permissible non-audit services to be performed by PricewaterhouseCoopers. The audit committee of our board pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. Pursuant to the audit committee’s charter, the committee may form and delegate a portion of its authority to subcommittees, in a manner not inconsistent with the audit committee’s charter or our bylaws.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by PricewaterhouseCoopers during 2007 and 2006 were pre-approved by the audit committee in accordance with the pre-approval policy described above.

For more information on PricewaterhouseCoopers, please see “Report of the Audit Committee” contained in this proxy statement.

REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of The Nasdaq Global Market and the Securities and Exchange Commission. The audit committee operates pursuant to a charter that is available on the Investor Relations section of Comverge’s web site at http://ir.comverge.com. To view the charter, select “Corporate Governance” under “Investor Relations” and then “Audit Committee Charter.”

The audit committee oversees Comverge’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Comverge’s independent auditors are responsible for expressing an opinion as to the conformity of Comverge’s consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the audit committee has reviewed and discussed, with management and PricewaterhouseCoopers LLP, Comverge’s independent registered public accounting firm, the audited consolidated financial statements in Comverge’s Annual Report on Form 10-K for the year ended December 31, 2007. The audit committee has also discussed with PricewaterhouseCoopers LLP matters required to be discussed by Statement on Auditing Standards 61, “Communications with audit committees.”

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with audit committees,” the audit committee received written disclosures and the letter from PricewaterhouseCoopers LLP, and discussed with PricewaterhouseCoopers LLP their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Comverge’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE MEMBERS:

Robert M. McCullough, Chairman

William I. Grealis

Alec G. Dreyer

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We believe that it is critically important that we maintain sound corporate governance policies and adopted our Corporate Governance Guidelines in an effort to increase our focus on corporate governance matters and to enhance the effectiveness of our corporate governance processes. Our board of directors adopted these guidelines to ensure that the board has the practices and procedures in place that are necessary to act on matters related to Comverge’s corporate governance. At its core level, the purpose of our focus on corporate governance, and the guidelines themselves, is to align the focus of our board and management with the interests of our stockholders. The Corporate Governance Guidelines set forth, among other things, the practices and procedures that our board and its committees follow with respect to board and committee qualification and composition, board and committee meetings, chief executive officer evaluation and succession planning and compensation of non-employee directors. A copy of our Corporate Governance Guidelines is available on the Investor Relations section of our website at http://ir.comverge.com.

Code of Ethics

We adopted a Code of Ethics that is applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code of Ethics is available on the Investor Relations section of our website at http://ir.comverge.com. Currently, the Company’s Chief Financial Officer is also its Principal Accounting Officer. If we make any amendments to our Code of Ethics other than technical, administrative, or their non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on the Investor Relations section of our website at http://ir.comverge.com or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during 2007.

Code of Business Conduct

We have also adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Comverge as required by Nasdaq listing standards. The Code of Business Conduct and Ethics includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our board and disclosed in a Current Report on Form 8-K within four days. The Code of Business Conduct and Ethics is available on the investor relations section of our website at http://ir.comverge.com. There were no waivers of the Code of Business Conduct and Ethics during 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 13, 2008, by each entity or person who is known to beneficially own 5% of more of our common stock, each of our directors, each Named Executive Officer identified in the “Summary of Compensation Table for Fiscal Year 2007” contained in the proxy statement and all of our current directors and current executive officers as a group.

	Shares Beneficially Owned
Names and Address of Beneficial Owner	Number	Percent
5% Stockholders:
Acorn Energy, Inc. (1)	1,763,665	8.1%
PowerShares Capital Management LLC (2)	1,535,240	7.1%
Alydar Partners, LLC (3)	1,525,227	7.0%
EnerTech Capital Partners II LP (4)(5)	1,520,654	7.0%
RockPort Capital Partners, L.P. (6)	856,498	3.9%
Nth Power Technologies Fund II-A, L.P. (7)	708,395	3.3%
Nth Power Technologies Fund II, L.P. (7)	708,395	3.3%
RP Co-Investment Fund I, L.P. (6)	285,988	1.3%
EnerTech Capital Partners LP (4)(5)	77,791	*
ECP II Interfund L.P. (4)(5)	58,007	*
EnerTech Capital Holding Company LP (4)(5)	2,018	*

Executive Officers and Directors:
Robert M. Chiste (8)	735,701	3.4%
Michael D. Picchi (9)	99,285	*
Frank A. Magnotti (10)	193,461	*
Edward J. Myszka (11)	133,820	*
Matthew H. Smith (12)	37,266	*
Arthur Vos, IV (13)	47,013	*
Dean W. Musser (5)(14)	92,299	*
Alec G. Dreyer (15)	2,504	*
William J. Grealis (16)	18,347	*
Robert F. McCullough (17)	18,035	*
R. Blake Young (18)	13,973	*
Nora Mead Brownell (19)	11,402	*
All directors and officers as a group (12 persons)(20)	1,403,106	6.4%

*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1)

The board of directors of Acorn Energy, Inc. has sole dispositive and voting power with respect to the shares held by Acorn Energy. The address for Acorn Energy is 4 West Rockland Road, 1st Floor, Montchanin, Delaware 19710.

(2)

This information was provided pursuant to a Schedule 13G filed with the SEC on February 13, 2008, by Invesco Ltd. On behalf of PowerShares Capital Management Ireland LTD and PowerShares Capital Management LLC. Invesco Ltd. may be deemed to have sole dispositive and voting power with respect to the 752 shares held by PowerShares Capital Management Ireland LTD and the 1,534,488 shares held by PowerShares Capital Management LLC. Executive officers and directors of Invesco Ltd. or its subsidiaries may beneficially own shares of the securities of the issuer to which this statement relates (the “Shares”), and such Shares are not reported here. Invesco Ltd. and its subsidiaries disclaim beneficial ownership of Shares beneficially owned by any of their executive officers and directors. Each of Invesco Ltd.’s direct and indirect subsidiaries also disclaim beneficial ownership of Shares beneficially owned by Invesco and any other subsidiary. The address for Invesco Ltd. is 1360 Peachtree Street NE, Atlanta, GA 30309.

(3)	This information was provided pursuant to a Schedule 13F and Schedule 13G filed with the SEC on February 13, 2008, and July 20, 2007, respectively, by John A. Murphy, an individual, as managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies. Alydar Capital, LLC is the general partner of Alydar Fund, L.P., Alydar QP Fund, L.P., Alysheba Fund, L.P., and Alysheba QP Fund, L.P. Alydar Partners, LLC is the investment manager of Alydar Fund, L.P., Alydar QP Fund, L.P, Alydar Fund Limited, Alysheba Fund, L.P., Alysheba QP Fund, L.P., and Alysheba Fund Limited. Alydar Capital, LLC and Alydar Partners, LLC are deemed to have shared dispositive power and shared voting power with respect to all 1,525,227 shares. Mr. Murphy disclaims beneficial ownership of the shares deemed to be beneficially owned by Alydar Capital, LLC and Alydar Partners, LLC. The address for Mr. Murphy, Alydar Capital, LLC and Alydar Partners, LLC is 222 Berkeley Street, 17th Floor, Boston, MA 02116.

(4)

Mr. Ungerer, a former director of Comverge who resigned on January 31, 2008, together with ECP II Management L.P., the general partner of EnerTech Capital Partners II L.P. (“ECP II LP”), ECP II Management LLC, the general partner of ECP II Management L.P., and William G. Kingsley, Robert E. Keith, Jr., and Mark J. DeNino, the other members of the executive board of ECP II Management LLC, may be deemed to share dispositive and voting power over the shares held by ECP II LP; Mr. Ungerer disclaims beneficial ownership of shares held by ECP II LP except to the extent of any pecuniary interest therein.

Mr. Ungerer a former director of Comverge who resigned on January 31, 2008, together with ECP II Management LLC, the general partner of ECP II Interfund L.P. (“ECP II Interfund”), and William G. Kingsley, Robert E. Keith, Jr., and Mark J. DeNino, the other members of the executive board of ECP II Management LLC, may be deemed to share dispositive and voting power over the shares held by ECP II Interfund; Mr. Ungerer disclaims beneficial ownership of shares held by ECP II Interfund except to the extent of any pecuniary interest therein.

Mr. Ungerer, a former director of Comverge who resigned on January 31, 2008, together with EnerTech Management, L.P., the general partner of EnerTech Capital Partners L.P. (“ECP L.P.”), EnerTech Management Company, L.P., the general partner of EnerTech Management L.P., EnerTech Management Company Manager, LLC, the general partner of EnerTech Management Company, L.P., and William G. Kingsley, Robert E. Keith and Mark J. DeNino, the other members of the executive board of EnerTech Management Company Manager, LLC, may be deemed to share dispositive and voting power over the shares held by ECP LP; Mr. Ungerer disclaims beneficial ownership of shares held by ECP LP except to the extent of any pecuniary interest therein.

Mr. Ungerer, a former director of Comverge who resigned on January 31, 2008, together with EnerTech Capital Holding Company Manager, LLC, the general partner of EnerTech Capital Holding Company, L.P. (“ECHC”), and William G. Kingsley, the other member of the executive board of EnerTech Capital Holding Company Manager, LLC, may be deemed to share dispositive and voting power over the shares held by ECHC; Mr. Ungerer disclaims beneficial ownership of shares held by ECHC except to the extent of any pecuniary interest therein. The address for ECP II LP, ECP II Interfund, ECP L.P. and ECHC is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

(5)	Stockholder is a former stockholder of Enerwise and received all or a portion of the shares as consideration in the Company’s acquisition of Enerwise in July, 2007.
(6)

Alexander Ellis, III, a general partner of each of Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P., has sole dispositive and voting power with respect to the shares held by such entities. The general partners of both Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. are Alexander Ellis, III, Janet B. James, Charles J. McDermott and Stoddard Wilson. The managing general partners of both Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. are William E. James and David Prend. The address for Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. is 160 Federal Street, 18th Floor, Boston, Massachusetts 02110. Mr. Ellis resigned as a director of Comverge on July 17, 2007.

(7)

Nth Power L.L.C. is the manager of both Nth Power Management II-A, L.P. and Nth Power Management II, L.P. Tim Woodward has sole dispositive and voting power with respect to the shares held by the Nth Power Management entities. The members of Nth Power L.L.C. are Tim Woodward, Nancy Floyd and Bryant Tong. The address for Nth Power Management II-A, L.P. and Nth Power Management II, L.P. is 50 California Street, San Francisco, California 94111. Mr. Woodward resigned as a director of Comverge on August 21, 2007.

(8)	Includes 50,468 shares issuable upon exercise of options that are or will become exercisable within 60 days
(9)	Includes 22,675 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(10)	Includes 18,789 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(11)	Includes 43,319 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(12)	Includes 7,226 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(13)	Includes 6,908 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(14)	Includes 9,375 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(15)	Includes 358 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(16)	Includes 8,461 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(17)	Includes 6,274 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(18)	Includes 3,774 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(19)	Includes 7,242 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(20)	Includes 195,166 shares issuable upon exercise of options that are or will become exercisable within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2007, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,799,852	$13.44	990,422
Equity compensation plans not approved by security holders	—	—	—

Total	1,799,852	$13.44	990,422

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any person or entity that owns more than ten percent of our common stock, to file with the Securities and Exchange Commission certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

Based upon (i) the copies of Section 16(a) reports that the Company received with respect to reporting persons for their 2007 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2007 fiscal year, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year, except that a Form 4 filed on behalf of each of Messrs. Vos and Magnotti was filed on December 11, 2007, rather than December 10, 2007, and a Form 4 filed on behalf of Mr. Picchi was filed on December 17, 2007, rather than December 14, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

From April 2003 through April 2007, we were privately owned and controlled by three venture capital firms and Acorn Energy, Inc., our former parent. Together, these four firms beneficially owned approximately 64% of our issued and outstanding capital stock prior to our initial public offering in April 2007, including the period in which the 2007 compensation elements for our executive officers were determined. Other holders of our capital stock included several other venture capital firms and two strategic investors that were not represented on our board of directors, but held contractual rights to observe and participate in board meetings.

The typical venture capital investment strategy is to make a significant investment in a small private company and then oversee and nurture the investment for a period of three to five years. The overriding objective is to increase both the enterprise value and size of the company during this period and to assist the company in achieving a liquidity event for its then-existing stockholders, generally through an initial public offering of its capital stock or the sale of the company. Our compensation strategy during the period from 2003 until our initial public offering, as it relates to named executive officers, was designed to support and complement the successful execution of this strategy. Our philosophy to optimize alignment between our stockholders and named executive officers was thought to be best achieved by providing a greater amount of total compensation in the form of equity rather than cash based salary. Accordingly, we designed total compensation programs for our executive officers to provide base compensation levels, annual cash incentive award opportunities and long-term incentive compensation awards that were economically on par with typical programs available for comparable executive officers in similarly situated venture capital-backed private companies.

Since our initial public offering, our compensation programs have been and continue to be designed to play a core role in maintaining our leadership position in the clean energy markets we serve and enabling us to attract and retain employees by rewarding our employees for successful execution of our business strategies. Our goals are to expand the market for clean energy solutions and to further penetrate those markets, develop new distribution channels for our products, continue to be a leader in our markets and to generally grow our business and stockholder value, through attracting and retaining exceptional employees. Our named executive officers for 2007 were Robert M. Chiste, our Chairman of the Board, Chief Executive Officer and President; Michael D. Picchi, our Chief Financial Officer; Frank A. Magnotti, President and Chief Operating Officer of our Alternative Energy Resources Group; Edward J. Myszka, President and Chief Operating Officer of our Smart Grid Solutions Group; and T. Wayne Wren, our Executive Vice President and General Counsel.

Comparative Framework

We, with the assistance of our compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”) review relevant market and industry practices in an attempt to offer compensation packages that are competitive with our competitors for talent. It is our goal to properly balance our need to compete for qualified individuals with our responsibility to maintain a reasonable cost structure with respect to compensation.

To compare our executive compensation program with market practices, in 2007, our compensation committee reviewed data provided to them by Pearl Meyer. Pearl Meyer derived this data from a variety of peer companies in the energy industry. In determining the proper peer group for 2007, Pearl Meyer recommended, with input from our executive officers, a list of companies to the compensation committee. The companies selected in our 2007 compensation peer group are generally comparable in size to Comverge with respect to revenues, market capitalization, businesses and/or number of employees. For 2007, our compensation peer group consisted of the following companies: Badger Meter, Inc., Capstone Turbine Corporation, Distributed Energy Systems Corporation, Echelon Corporation, ESCO Technologies, Evergreen Solar, Inc., Itron, Inc., Metretek Technologies, Inc., and Sun Power Corporation, with Badger Meter, ESCO Technologies, and Itron being excluded for certain compensation metrics due to their size difference.

The compensation committee uses peer data as a reference to help evaluate the competitiveness of our compensation structure and the reasonableness of each named executive officer’s compensation in relation to their peers and each other. The 2007 compensation strategy was to pay base salary compensation at approximately the median of our peer group and to pay long-term incentive compensation at approximately the 75th percentile mark, tying into the philosophy of incenting the executive group to create shareholder value.

Corporate Governance Related to Compensation Matters

Compensation Committee Authority

Executive officer compensation is administered by the compensation committee currently composed of three independent members of our board of directors. Mr. R. Blake Young served as our committee chairman for the entire 2007 calendar year. Ms. Nora Brownell has served on the committee since March 2007. Mr. Alec G. Dreyer, our director nominee, was appointed to the committee in January 2008. Each continues to serve on the committee. Messrs. John A. Moore and Scott B. Ungerer, who both resigned from our board in January 2008, and Mr. Timothy A. Woodward, who resigned from our board in August 2007, also served on our compensation committee until their respective resignations from our board. Messrs. Ungerer, Moore and Woodward approved the 2007 compensation arrangements described in this compensation discussion and analysis. Our board of directors appoints the compensation committee members and delegates to the compensation committee the direct responsibility for, among other matters:

•	approving, in advance, the compensation and employment arrangements for our executive officers;

•	reviewing all of the compensation and benefit-based plans and programs in which our executive officers participate; and

•	reviewing and recommending changes to all our equity-based plans to our board of directors as appropriate, subject to stockholder approval as required.

Our board of directors has determined that each committee member is independent under the listing standards of the Nasdaq Global Market, the Securities and Exchange Commission rules and the relevant securities laws, and that each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee had nine formal meetings in 2007.

Role of Compensation Experts

Pursuant to its charter, the compensation committee is authorized to obtain, at Comverge’s expense, compensation surveys, reports on the design and implementation of compensation programs for directors, officers and employees, and other data and documentation as the compensation committee considers appropriate. In addition, the compensation committee has the sole authority to retain and terminate any outside counsel or other experts or consultants engaged to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms. The Company retained the law firm of Andrews Kurth LLP (“AK”) for its initial public offering and Fish & Richardson P.C. for its follow-on public offering. AK also advised the committee on compensation matters in 2007. The compensation committee retained the services of Pearl Meyer & Partners LLC, as a compensation consultant to assist the committee in the design, review and evaluation of our executive compensation arrangements for 2007 and 2008. In addition to information presented to the compensation committee by Pearl Meyer, the compensation committee considered the following factors, among other matters, in determining compensation levels for executive officers:

•	The qualifications, skills and experience level of the respective executive officer;

•	The position, role and responsibility of the respective executive officer in the company; and

•	the general business and particular compensation experience and knowledge of the compensation committee’s members gained through their cumulative prior experience.

Role of Our Executive Officers in the Compensation Process

Mr. Chiste was involved in providing recommendations to the compensation committee in its evaluation and design of 2007 compensation programs for our executive officers, including the recommendation of individual compensation levels for executive officers other than himself. In making recommendations regarding our compensation programs, Mr. Chiste relied on his experience serving in the capacity of chief executive officer or executive officer of several public companies, publicly available information for companies similarly situated to Comverge and information and advice from our outside consultants, including Pearl Meyer, our compensation consultant, and Hobbs & Towne, an executive search firm specializing in recruiting executive officers for our company, and other similar firms. Mr. Chiste did not provide specific information to the compensation committee, but rather used it as the basis for his own recommendations to the committee. Mr. Chiste attended portions of the majority of the compensation committee’s meetings. Mr. Chiste was not present during compensation committee deliberations and voting pertaining to the determination of his own compensation. No other named executive officer assumed an active role in the evaluation, design or administration of 2007 executive officer compensation programs.

Executive Officer Compensation Strategy and Philosophy

Our executive officer compensation strategy has been designed to attract and retain highly qualified executive officers and to align their interests with those of our shareholders by linking significant components of executive officer compensation with the achievement of specific business and strategic objectives and our overall financial performance, including growth of revenue and earnings before interest, depreciation, amortization, and non-cash stock compensation expense. We seek to employ executive officers who are entrepreneurially driven, and accordingly, we offer a compensation package that places a significant amount at risk by providing a substantial part of compensation in the form of equity incentives. In 2007, the conservation of cash resources for use in growing our business was an objective in designing our compensation arrangements.

Our compensation programs are designed based on our view that total compensation of our executive officers should consist of the following components:

•	base salaries;

•	annual cash incentive awards; and,

•	long-term equity incentive compensation.

We consider long-term equity incentive compensation to be the most important element of our compensation program for executive officers. We recognize that our stockholders expect our executive management team not only to increase the enterprise value of our company, but also to grow our business in a manner that is consistent with our stated business strategy. We believe that meaningful equity participation by each executive officer is the primary motivating factor that aligns the interest of our executive officers with those of our shareholders and will result in significant increases in value and growth. It is on the basis of this belief that the compensation committee of our board has made awards of stock options and restricted stock to our executive officers.

It is our philosophy that optimal alignment between stockholders and named executive officers is best achieved by providing a greater amount of total compensation in the form of equity grants and performance based cash compensation rather than cash based salary. Accordingly, we have designed total compensation programs for our executive officers to provide base compensation levels, annual cash incentive award opportunities and long-term incentive compensation awards that will further this philosophy, and that are economically equivalent to programs available for comparable executive officers in companies in our peer group. As discussed above, the compensation committee believes, based in part on the analysis provided by Pearl Meyer, that the cash components of our executive officer compensation are at the median of those that may be offered by our peer companies that are similarly situated to Comverge, and that the long-term equity component of our executive officer compensation is at approximately the 75th percentile of similar companies.

Our 2007 incentive compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives, including the following:

•

achieving certain company-wide and operating group revenue and adjusted EBITDA levels, as well as significantly increasing stockholder value through the continued implementation of current Virtual Peaking Capacity (“VPC”) programs and the placement of new VPC programs.

We believe that the attainment of these specific financial objectives assist in the fulfillment of our strategic objectives:

•	to increase shareholder value; and,

•	to grow our company in an efficient manner.

Long-Term Incentive Compensation

We currently administer long-term incentive compensation awards through our 2006 Comverge Long-Term Incentive Plan adopted in August 2006. This plan amended and restated our 2000 Stock Option Plan under which equity incentive grants were made prior to August 2006. The purpose of the plan is to promote the interests of the company and our stockholders by encouraging our employees, non-employee directors and other service providers to acquire or increase their equity interest in the company, thereby encouraging them to work toward our continued growth and success. The plan permits awards of stock options, restricted stock, performance based stock and options and other forms of equity compensation.

Historically, we awarded non-statutory stock options as the primary form of equity compensation. We have also made use of restricted stock grants. We have generally considered and made equity awards in the following circumstances:

•	Annually, pursuant to and contingent upon our executive officer bonus plan;

•	upon the material contribution of an executive in the completion of a significant transaction outside the scope of the annual bonus plan; and

•	following significant equity financings after considering the impact of dilution on our executive officers.

Until the end of the 2005 fiscal year, we permitted executive officers to take stock options of equivalent value in lieu of portions of their cash incentive awards. We provided this choice because it favored our venture capital-based structure and our desire to favor equity awards over cash compensation. Stock option and restricted stock awards that we have granted have vested upon both performance-based and time-based measures. Performance-based awards are forfeitable if specified performance targets are not achieved within a specified period of time. Time-based awards vest in accordance with vesting schedules determined by our compensation committee.

Stock Option Practices

All stock option grants to our employees, including members of executive management, are approved by our compensation committee at regularly scheduled or telephonic meetings, which committee consists solely of independent directors. We have awarded all stock options to purchase our common stock to executive officers at or above the fair market value of our common stock at the grant date. We have not back-dated any option awards. Since we have been a public company, our policy has been to grant options at our closing prices as quoted on the Nasdaq Global Market on the dates of grant by our compensation committee. Prior to the creation of a public market for our stock in April 2007, the fair market value of all options granted in 2007 was determined by a contemporaneous independent valuation of our common stock provided to us by Duff & Phelps LLC, a professional valuation firm that the compensation committee engaged for such purpose.

When we were a privately owned company, there was no market for our common stock. Accordingly, in 2006, we had no program, plan or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information.

Components of Compensation

Base Salaries

The base salaries of our named executive officers are reviewed on an annual basis as well as at the time of a promotion or other material change in responsibilities. Adjustments in base salary are based on an evaluation of individual performance, our company-wide performance and the individual executive’s contribution to our performance. In 2007 our compensation committee:

•	established 2007 base salaries at the market median, or the 50th percentile, of our peer group of public companies as determined by the compensation consultant we engaged; and

•	established base salaries for Messrs. Chiste, Picchi, Magnotti, Myszka and Wren of $350,000, $190,000, $215,000, $215,000 and $200,000, respectively.

2007 Executive Officer Bonus Plan

Our named executive officers participated in our executive officer’s individual 2007 Bonus Plan. The bonus plan consisted of two components: a cash bonus award and a long term incentive equity award. Bonus targets were calculated as a percentage of the participant’s base salary, with performance metrics that provided for a range of payments beginning with no bonus below a threshold performance level and then a target level and a maximum level. The following table summarizes, for each named executive officer, the threshold, target and maximum bonus award potential for his 2007 Bonus Plan.

Named Executive Officer	Base Salary	Cash Bonus as a % of Base			Long-term Bonus as a % of Base
		Threshold	Target	Max	Threshold	Target	Max
Robert M. Chiste	$350,000	37.5%	75.0%	150.0%	225.0%	300.0%	375.0%
Frank A. Magnotti	$215,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%
Edward J. Myszka	$215,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%
Michael D. Picchi	$190,000	17.5%	35.0%	70.0%	94.0%	125.0%	156.0%
T. Wayne Wren	$200,000	12.5%	25.0%	50.0%	75.0%	100.0%	125.0%

The purpose of each executive officer’s 2007 Bonus Plan was to create financial incentives that were aligned with the overriding objective of increasing stockholder value. The 2007 Bonus Plan awards were partially earned based on the achievement of defined financial targets and specific non-financial objectives established for each of our named executive officers.

For 2007, financial targets were established for each named executive officer. These targets included the achievement of specified threshold levels of company-wide and business group revenue and adjusted EBITDA and the execution of new or expansion of current VPC contracts, measured in megawatts, for our 2007 fiscal year. These targets and the associated performance levels that were established represented the factors that the compensation committee deemed most important and which, if achieved, would likely result in an increase in stockholder value. The specific performance levels were determined with reference to our 2007 budget, which we used to manage our day-to-day business and were determined by our board of directors as representing an aggressive level of growth and financial performance for us in 2007. In turn, the target levels were designed to be obtainable by exceeding the budgeted numbers set forth for 2007. The following table summarizes, for each named executive officer, the percentage of bonus award potential assigned to each bonus metric for his 2007 Bonus Plan.

Named Executive Officer	Comverge (1)	Alternative Energy Resources Group (2)	Smart Grid Solutions Group (3)	Virtual Peaking Capacity Contracts (4)	Total
Robert M. Chiste	65	10	10	15	100
Frank A. Magnotti	30	40	10	20	100
Edward J. Myszka	30	10	50	10	100
Michael D. Picchi	65	10	10	15	100
T. Wayne Wren	65	10	10	15	100

(1)	Percentage of 2007 Bonus assignable to the achievement of company wide targets.
(2)	Percentage of 2007 Bonus assignable to the achievement of Advanced Energy Resources business group targets.
(3)	Percentage of 2007 Bonus assignable to the achievement of Smart Grid Solutions business group targets.
(4)	Percentage of 2007 Bonus assignable to the execution of New Virtual Peak Capacity (VPC) contracts and the expansion of existing VPC contracts.

Amounts Earned Under 2007 Executive Officer Bonus Plan

On March 10, 2008, the compensation committee of the Board of Directors of Comverge, Inc. approved annual cash bonuses and incentive equity awards with respect to Comverge’s fiscal year ended December 31, 2007. The recipients of these annual bonuses included the Named Executive Officers set forth below for Comverge’s fiscal year ended December 31, 2007. Although no longer an officer of Comverge, Mr. Wren served as Comverge’s General Counsel and Executive Vice President through December 31, 2007, and continues to work with Comverge as a consultant focusing on mergers, acquisitions and other strategic opportunities at the company’s request.

After reviewing Comverge’s financial performance for fiscal 2007 and evaluating the annual bonus targets previously established for Comverge’s management by the committee, the Compensation Committee approved annual bonuses for Comverge’s fiscal year ended December 31, 2007, to various members of Comverge’s management, including the Named Executive Officers in the amounts set forth opposite such individual’s name below. The annual bonuses included payments of cash, grants of restricted stock and grants of stock options.

Named Executive Officers	Position	Annual Cash Bonus	Restricted Stock Award (Shares)	Stock Option Award (Shares)
Robert M. Chiste	Chairman of the Board, Chief Executive Officer and President	$106,312	14,642	87,852
Frank A. Magnotti	President and Chief Operating Officer of Alternative Energy Resources Group	$50,525	4,771	28,626
Edward J. Myszka	President and Chief Operating Officer of Smart Grid Solutions Group	$35,475	3,522	21,135
Michael D. Picchi	Chief Financial Officer and Executive Vice President	$26,932	3,311	19,869
T. Wayne Wren	General Counsel and Executive Vice President	$20,250	2,788	16,733

Each of the shares of restricted stock is initially subject to a repurchase right in favor of Comverge. With continued service to Comverge, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 10, 2011.

The exercise price of the stock options was set at $12.40 per share, which equals the closing price of Comverge’s common stock traded on the Nasdaq Global Market on March 10, 2008. With continued service to Comverge, all of the option shares set forth above shall vest and become exercisable in a series of sixteen successive quarterly installments, with the first installment vesting on June 10, 2008, and the final installment vesting on March 10, 2012. Each option award has a term of seven years from grant.

Special Cash Payments and Long-term Equity Incentives Awards in 2007

In addition to the annual bonuses described above, on March 10, 2008, the Compensation Committee also approved special cash compensation to certain members of Comverge’s management, including four Named Executive Officers. The Compensation Committee approved these special compensation awards to recognize such individuals’ leadership and contributions related to Comverge’s completion of two public equity offerings and integration of two acquisitions into Comverge’s business during 2007. The Compensation Committee approved cash compensation in the following amounts to each of the Named Executive Officers set forth below.

Named Executive Officers	Cash Bonus
Robert M. Chiste	$50,000.00
Frank A. Magnotti	$15,000.00
Edward J. Myszka	$15,000.00
Michael D. Picchi	$30,000.00

On August 8, 2007 the Compensation Committee awarded special compensation awards to recognize certain individuals’ contribution to the successful acquisition of Enerwise Global Resources completed in July 2007. The Compensation Committee approved compensation in the following amounts to the Named Executive Officers set forth below.

Named Executive Officers	Cash Bonus	Option Shares
Michael D. Picchi	$50,000	3,476
T. Wayne Wren	$100,000	6,951

On May 17, 2007, in recognition of their contribution to the Company’s initial public offering, the Compensation Committee awarded additional cash payments as an adjustment to 2006 cash bonuses, pursuant to such 2006 bonus plans, previously awarded in the amounts of $117,810, $390 and $2,190 to Messrs. Chiste, Picchi and Wren respectively.

In October 2006, our compensation committee determined that concurrent with our initial public offering, it would grant restricted stock and stock options to our named executive officers based on the same long-term incentive compensation policies that it has adopted for 2007. These grants to our executive officers were based on their successful performance during 2006, and the numbers of shares of restricted stock and shares underlying the stock options were determined based on the initial public offering price of $18.00 per share. Based on the initial public offering price of $18.00 per share, the number of shares of restricted stock and shares underlying stock options granted to named executive officers. These grants are included in the summary table set forth below.

Perquisites and Other Personal Benefits

In 2007, we had two corporate offices as well as several satellite offices and required frequent travel by our employees, including Mr. Chiste, our Chairman, President and Chief Executive Officer. Mr. Chiste, who resides in Texas, discharged a significant portion of his executive responsibilities in our New Jersey office. Mr. Chiste, other executive officers and a number of other employees travel frequently between our New Jersey and Atlanta offices and to our satellite offices. Accordingly, we deemed it appropriate and economically efficient to provide a single corporate apartment and company automobiles in New Jersey and Atlanta for the use of all employees traveling on company business, including Mr. Chiste, while they worked at these locations. Because Mr. Chiste resides principally in Texas, we determined for disclosure purposes that the amounts allocable to him for his air transportation to and from, and his proportional use of the apartment and automobile in New Jersey, should be viewed as perquisites. In addition, because of Mr. Chiste’s extensive travel schedule, we reimbursed him for air transportation costs for his wife to fly between Texas and New Jersey, which was $4,402 in 2007. In addition, Mr. Chiste is entitled to be reimbursed for the cost of an annual physical and for the preparation of his income taxes. See the Summary Compensation Table below for the amounts attributable to Mr. Chiste for these benefits provided in 2007.

We maintain an employee benefit plan that provides our employees with the opportunity to enroll in our health, dental and life insurance plans. Each of these benefit plans requires the employee to pay a portion of the premium, with the company picking up the remainder. These benefits are offered on the same basis to all employees. We also maintain a 401(k) retirement plan that is available to all full-time U.S. employees including our named executive officers. Prior to January 1, 2008, we did not match elective employee-participant contributions.

Stock Ownership Requirements

We adopted guidelines for our directors and executive officers that take effect on January 1, 2008. These guidelines establish minimum ownership requirements of our common stock by our directors or executive officers or stock retention guidelines applicable to equity-based awards granted to directors and executive officers.

As of December 31, 2007, our named executive officers as a group held 29,618 shares of restricted common stock and stock options to acquire 586,728 shares of our common stock, which have been granted as compensation. If all stock options were exercised and all restrictions on common stock were removed, the equity listed herein would equate to approximately 3.0% of our issued and outstanding capital stock as of December 31, 2007. See the table entitled “Outstanding Equity Awards at Fiscal 2007 Year-End” for outstanding options and restricted stock awards held by our named executive officers.

Compensation Committee Evaluation of Executive Officer Compensation Policies to be applied in 2008

In March 2008, the compensation committee finalized an evaluation of the objectives, design, elements and process for establishing executive officer compensation. The 2008 performance plan contained similar metrics to the 2007 plan, as both are designed to further company and stockholder growth and value. In connection with this evaluation, the compensation committee retained Pearl Meyer as its consultant to prepare an extensive executive officer compensation study that included an analysis of compensation levels at public companies in the same or similar industries and a review of our existing salary structure, annual incentive programs and long-term incentive plans. The Peer Group for 2008 includes eight reference companies, Distributed Energy Systems Corporation, Echelon Corporation, EnerNOC, Inc., Evergreen Solar, Inc., FuelCell Energy, Inc., First Solar, Inc., PowerSecure International, and U.S. Energy Systems, Inc. and three reference companies, including, Badger Meter, ESCO Technologies, and Itron.

The consultant also worked with the compensation committee to provide guidance on recommendations with respect to possible policies and elements of compensation.

The 2008 plan will follow the 2007 plan as follows:

•	Base Salaries:

•	establish 2008 base salaries at the market median, or the 50th percentile, of our peer group of public companies as determined by the compensation consultant we engaged; and

•	established base salaries for Messrs. Chiste, Picchi, Magnotti, and Myszka of $400,000, $210,000, $215,000, and $225,000 respectively.

•	Annual Cash Bonuses for 2008:

•

establish 2008 annual cash bonus targets that are calculated as a percentage of the participant’s base salary, with performance metrics that provide for a range of payments beginning with no bonus below a threshold performance level and then a target level and a maximum level;

•

establish performance metrics for achieving an annual cash bonus similar to those established for 2007, based on revenues, adjusted EBITDA, which are directly linked to our 2008 operating budget, and in the case of Mr. Magnotti, new kilowatts added under current or new VPC contracts that have achieved regulatory approval and a certain installed kilowatt amount by the end of 2008; and

•

the aggregate cash payments under the 2008 plan to the Officers range from $371,250 if each of the Officers achieve his respective threshold performance levels to a maximum of $1,485,000 if each of the Officers achieves the maximum level of his respective performance levels.

•	Long-Term Incentive Compensation for 2008:

•

establishes 2008 long-term equity incentive compensation at a level so that the executive officer’s total compensation target would be at the 75th percentile of our peer group, with the total direct compensation to exceed the 75th percentile if all objectives are met;

•	establishes the long-term equity incentive compensation award levels as having value that is based on a multiple of each executive officer’s base salary;

•

establishes performance metrics that provide for a range of equity grants beginning with no grant below a threshold performance level, a threshold grant, a target grant, and a maximum grant based on a multiple applied to the particular executive officer’s base salary;

•	after the achievement of 2008 performance metrics is determined in the first quarter of 2009, grants will be made at the fair market value;

•

establish that once the dollar value of the long-term equity incentive compensation to be granted is determined pursuant to the performance metrics, 75% of the resulting equity grants would be in the form of stock options and 25% of the value in the form of restricted stock, with options having a seven year term and vesting one sixteenth each quarter over four years after the date of grant and restricted stock subject to 100% vesting three years after the date of grant. The compensation committee will annually revisit whether the future restricted stock vesting should be time-based or performance-based and linked to the achievement of yet to be determined metrics;

•

establish that in determining the number of shares of restricted stock and underlying stock options to be awarded in 2008, the restricted stock would be valued at the fair market value and the options would be valued at 50% of the value of the restricted stock. For example, if an executive officer were to receive $400,000 under this program and the market price was $20 per share on the date of grant, then the executive officer would receive the following: $100,000 of restricted stock (following the 25% policy) or 5,000 shares (which is $100,000 divided by $20), and $300,000 of options (the corresponding 75%) to acquire 30,000 shares (which is $300,000 divided by $10, which represents 50% of the $20 per share restricted stock value) at a $20 exercise price; and

•	consider the number of shares that should be granted to executive officers and other employees as a percentage of our outstanding equity and re-evaluate the burn rate.

The following table summarizes, for each Officer, the value of potential long-term equity awards under the 2008 bonus plan.

		Cash Value of Potential Long-term Equity Bonus
Officer	Title	Threshold		Target		Maximum
Robert Chiste	Chief Executive Officer, President and Chairman of the Board	$900,000	*	$1,200,000	*	$1,500,000	*
Frank Magnotti	President and Chief Operating Officer, Alternative Energy Resources Group	$254,250	*	$337,500	*	$423,000	*
Dean Musser	President and Chief Operating officer, Enerwise Group	$254,250	*	$337,500	*	$423,000	*
Edward Myszka	President and Chief Operating officer, Smart Grid Solutions Group	$254,250	*	$337,500	*	$423,000	*
Michael Picchi	Executive Vice President and Chief Financial Officer	$237,300	*	$315,000	*	$394,800	*

*

The dollar amounts shown represents the cash value of the equity portion of the 2008 bonus plan with respect to the individuals shown. Equity awards under the 2008 bonus plan will be granted in the form of options and restricted stock in the manner summarized above and the number of options or shares, as applicable, will be determined based on the then-current per share price for our common stock.

Tax Implications of Executive Compensation

Our aggregate deductions for each named executive officer compensation are potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code. We did not believe that Section 162(m) of the Internal Revenue Code would be applicable, and accordingly, our compensation committee did not consider its impact in determining compensation levels for our named executive officers in 2007.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2008.

Respectfully submitted,

EXECUTIVE COMPENSATION COMMITTEE

R. Blake Young, Chairman

Nora M. Brownell

Alec G. Dreyer

Summary Compensation Table for Fiscal Years 2006 and 2007

The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers for 2006 and 2007.

Name and Principal Position	Year	Salary ($)			Bonus ($) (1)		Stock Awards ($)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)		All Other Compensation ($)			Total ($)
Robert M. Chiste Chairman of the Board, Chief Executive Officer and President	2007 2006	$ $	350,000 250,000		$ $	524,123 15,000	$62,927 —	$ $	273,650 85,747	$ $	— 98,683	$ $	207,267 407,879	$ $	17,572 28,704	(5) (5)	$ $	1,435,539 886,013

Michael D. Picchi Executive Vice President and Chief Financial Officer	2007 2006	$ $	190,000 153,673	(6)	$ $	107,323 27,500	$14,235 —	$ $	102,360 20,270	$ $	— 5,601	$ $	— —	$ $	— 2,850		$ $	413,918 209,894

Frank A. Magnotti President and Chief Operating Officer, Alternative Energy Resources Group	2007 2006	$ $	215,000 215,000		$ $	134,400 10,000	$19,327 —	$ $	82,696 21,466	$ $	— 44,877	$ $	— —	$ $	— 2,850		$ $	451,423 294,193

Edward J. Myszka President and Chief Operating Officer, Smart Grid Solutions Group	2007 2006	$ $	215,000 200,000		$ $	50,475 17,500	$19,327 —	$ $	58,444 6,035	$ $	— 16,988	$ $	— —	$ $	— 2,850		$ $	343,246 243,373

T. Wayne Wren (8) Executive Vice President and General Counsel	2007 2006	$ $	200,000 182,500		$ $	122,440 17,500	$11,987 —	$ $	82,281 13,145	$ $	— 6,726	$ $	— —	$ $	— 21,800	(7)	$ $	416,708 241,671

(1)

Reflects amounts earned by each named executive officer under our 2007 Executive Officer Bonus Plan based on the achievement of defined financial targets and specific non-financial objectives established for each. For a discussion and further information on the 2007 Executive Officer Bonus Plan, see the section entitled “Compensation Discussion and Analysis Report” contained in this proxy statement. In addition, a portion of the bonuses earned was based on the consummation of our initial public offering on April 18, 2007 and the average closing price for our common stock for the 20 trading days following our IPO. The amounts earned by Messrs. Chiste, Picchi and Wren were $117,810, $390 and $2,190, respectively.

(2)

All options granted have an exercise price equal to or greater than the fair market value of the option on the date of grant. With one exception, all options awarded had exercise prices equal to the valuation of our stock performed by Duff & Phelps LLC, its predecessor firms or other independent valuation firms. The one exception to this pricing method occurred in October 2006 when we granted options to Messrs. Chiste, Magnotti and Wren with an exercise price of $8.00 per share. The exercise price for these options was determined by our compensation committee based on an approximation of the current fair market value of our shares in relation to our prior grant of options and the anticipated price of our common stock in our initial public offering. For a discussion of assumptions made in the valuation, see “Note 18 — Stock Based Compensation” and “Note 15—Stock Based Compensation” to our audited financial statements for the years ended December 31, 2007 and 2006, respectively, as contained in our 2007 Annual Report on Form 10-K.

(3)

Reflects amounts earned by each named executive officer under our non-equity incentive plans for 2006. As of February 2007, we paid $2,293, $3,441, $28,677, $4,577 and $3,441 to Messrs. Chiste, Picchi, Magnotti, Myszka and Wren, respectively, under our VPC Bonus Pool. In addition, we paid $96,390, $2,160, $16,200, $12,400 and $3,285 to Messrs. Chiste, Picchi, Magnotti, Myszka and Wren under the executive officer’s respective 2006 Bonus Plan. The amounts shown for Messrs. Chiste, Picchi and Wren reflect the lowest amount that each executive officer was entitled to receive following the adjustment of the bonus based on the initial public offering of our shares. Based on the consummation of our initial public offering on April 18, 2007 and the average closing price for our common stock for the 20 trading days following our IPO, the amounts earned by Messrs. Chiste, Picchi and Wren pursuant to the 2006 Bonus Plan were $214,200, $2,550 and $5,475, respectively. These amounts represent an increase of $117,810, $390 and $2,190 for Messrs. Chiste, Picchi and Wren, respectively, above the amounts shown in the table. See the “Compensation Discussion and Analysis Report” contained in this proxy statement. See descriptions of these plans above in the sections entitled “Executive Compensation—Compensation Discussion and Analysis—Components of Compensation—Annual Cash Incentive Awards.”

(4)

Reflects the amount that we accrued in 2007 and 2006, to fund retirement payments to Mr. Chiste under certain circumstances for seven years based on his salary as of January 1, 2008 and January 1, 2007 of $400,000 and $350,000, respectively. See “Employment Agreements” and “Pension Benefits” contained in the Compensation Discussion and Analysis Report.

(5)

For 2007 and 2006, reflects perquisites that we paid for (i) air transportation, apartment use and the use of a company-owned vehicle by Mr. Chiste for his travel to and from our office in New Jersey and his residence in Texas in the amount of $13,170 and $19,047, respectively; and (ii) air transportation between Texas and New Jersey for Mr. Chiste’s wife in the amount of $4,402 and $4,807, respectively.

(6)

Mr. Picchi joined us as our principal accounting officer in February 2006 and was promoted to chief financial officer in June 2006. This amount represents a combination of his pro-rated annual salary of $160,000 until June and a salary of $175,000 following his promotion. Mr. Wren served as chief financial officer prior to Mr. Picchi.

(7)

Reflects perquisites that we paid for air transportation, apartment use and the use of a company-owned vehicle by Mr. Wren for his travel to and from our corporate office in Georgia and his residence in Texas.

(8)

Mr. Wren retired from the company effective December 31, 2007, but continues to serve in a consulting capacity. For further information, see the section entitled “Related Party Transactions” contained in this Proxy Statement.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table sets forth information about grants made to our named executive officers in 2007 pursuant to our 2007 equity and non-equity incentive plans.

Name	Grant Date	Date Action Taken (1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units (#)	Fair Value of Stock Awards	Number of Securities Underlying Options (#)	Price of Option Awards ($/Sh)	Fair Value of Option Awards
			Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Threshold (#)	Target (#)	Maximum (#)
Robert M. Chiste	4/12/2007	4/12/2007							14,583	$262,500	87,500	$18.00	$932,000
			$97,781	$106,313	$123,375	—	—	—

Michael D. Picchi	4/12/2007	4/12/2007				—	—	—	3,299	$59,375	19,792	$18.00	$210,813
	8/8/2007	8/8/2007				—	—	—	—	—	3,476	$32.96	$50,049
			$24,771	$26,933	$31,255	—	—	—

Frank A. Magnotti	4/12/2007	4/12/2007				—	—	—	4,479	$80,625	26,875	$18.00	$286,257
			$48,913	$50,525	$53,750	—	—	—

Edward Myszka	4/12/2007	4/12/2007				—	—	—	4,479	$80,625	26,875	$18.00	$286,257
			$48,913	$35,475	$38,700	—	—	—

T. Wayne Wren	4/12/2007	4/12/2007				—	—	—	2,778	$50,000	16,667	$18.00	$177,527
	8/8/2007	8/8/2007				—	—	—	—	—	6,951	$32.96	$100,084
			$18,625	$20,250	$23,500	—	—	—

(1)	Reflects the date on which the compensation committee was deemed to take action and officially granted stock options that were provided for under prior agreements or arrangements.
(2)	Reflects the minimum compensation payable for the attainment of the minimum performance criteria under the executive officer’s 2007 Bonus Plan and our 2007 VPC Bonus Pool.
(3)	Reflects the compensation payable if the target performance criteria established for the executive officer were met under the executive officer’s 2007 Bonus Plan and our 2007 VPC Bonus Pool.
(4)

Reflects the maximum compensation payable if all of the performance criteria established for the applicable executive officer were met under the executive officer’s 2007 Bonus Plan and our 2007 VPC Bonus Pool.

Employment Agreements

Mr. Chiste

We entered into an employment agreement with Mr. Chiste on September 1, 2001. The original term expired on December 31, 2002 and has been automatically extended from year to year in accordance with the terms of the agreement. The agreement can be terminated on December 31 of each year by written notice from either party issued at least 30 days prior to that date. The compensation committee approved an increase in Mr. Chiste’s annual base salary to $350,000, effective January 1, 2007. The agreement also provides that Mr. Chiste will be eligible to receive a performance bonus not to exceed 75% of his annual base salary based on achieving reasonable performance objectives established by our board of directors.

Pursuant to the agreement, Mr. Chiste received a one-time bonus in the amount of $250,000 upon the successful completion of our initial public offering. The agreement further provides that we will reimburse Mr. Chiste up to $50,000 for the expenses that he incurs for relocating from his home in Houston, Texas, to a residence near our office in New Jersey. In addition, the agreement provides that Mr. Chiste is entitled to be reimbursed for an annual physical up to $500 and for the annual preparation of his income taxes.

During the term of the agreement and for a period of two years after its termination, Mr. Chiste is restricted from engaging in any business that is competitive with our business or soliciting our employees. Mr. Chiste is also required to assign certain intellectual property rights to us.

Pursuant to the employment agreement, we are obligated to make payments to Mr. Chiste following the termination of his employment. Upon retirement, Mr. Chiste is entitled to receive annual payments equal to 50% of his final base compensation for a period of four years and annual payments equal to 25% of his final base compensation for an additional three years. In 2007, we recorded $207,267 in compensation expense related to the cumulative post-employment payments that may be made to Mr. Chiste, based on his base compensation of $350,000. The total amount payable to Mr. Chiste, calculated by reference to his base compensation as of January 1, 2008, would be $900,146 based on his base compensation of $400,000. The total amount that we have accrued for the payment of this benefit is reflected under “Pension Benefits” below.

In the event that any severance benefits payable to Mr. Chiste would be deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then Mr. Chiste would also be entitled to reimbursement of the excise tax payable on such parachute payments, but the reimbursement will in no event exceed 15% of the amount of the parachute payment.

The agreement was amended on October 11, 2007, solely to include provisions related to alleviating potential tax burdens for Mr. Chiste under the recently enacted Section 409A of the Internal Revenue Code, as amended.

On February 18, 2008, Mr. Robert M. Chiste and Comverge, Inc. executed an Amended and Restated Employment Agreement (the “Amended Agreement”) that, among other things, extends the term of Mr. Chiste’s employment through December 31, 2012, unless the agreement is terminated earlier by the parties in accordance with the Amended Agreement. The Amended Agreement amends and restates in its entirety the employment agreement between Mr. Chiste and Comverge dated September 1, 2001, as subsequently amended by the First Amendment to Employment Agreement dated October 11, 2007. Pursuant to the Amended Agreement, Mr. Chiste will continue to serve as Comverge’s President, Chief Executive Officer and Chairman of the Board of Directors.

During the term of the Amended Agreement, Mr. Chiste will receive an annual base salary of $400,000. In addition to his base salary, Mr. Chiste will have an opportunity to earn an annual cash bonus up to a maximum of 150% of his annual base salary and an annual equity award valued at up to a maximum of 375% times his annual base salary, each of which is based on the achievement of performance criteria established by Comverge’s Compensation Committee and tied to Comverge performance. Mr. Chiste is entitled to receive a retention bonus payment of $50,000 per year (“Retention Bonus”) for each completed year of service during the term of the agreement commencing with the year ended December 31, 2008. Mr. Chiste is also eligible to participate in Comverge’s standard employee benefit plans and policies generally available to the company’s employees and to receive certain perquisites that are consistent with those perquisites paid to Mr. Chiste under his prior employment agreement.

In the event of the termination of Mr. Chiste’s employment by the Company for various reasons, as these terms are defined in the Amended Agreement, Mr. Chiste would be entitled to certain severance benefits as identified below.

The Amended Agreement contains certain confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end 30 months after the date of cessation of Mr. Chiste’s employment and are consistent with similar obligations contained in the employment agreements between Comverge and its other executive officers.

Other Named Executive Officers

Effective as of December 31, 2006, we entered into employment agreements with each of Messrs. Picchi, Magnotti, Myszka and Wren that provide for their employment as our Executive Vice President and Chief Financial Officer, President and Chief Operating Officer of the Alternative Energy Resources Group, President and Chief Operating Officer of the Smart Grid Solutions Group and Executive Vice President and General Counsel, respectively. These agreements have an initial term through December 31, 2008 and automatically renew for subsequent one-year terms unless we or the named executive officer provides written notice within 90 days prior to the completion of the then-current term. On December 28, 2007, Mr. T. Wayne Wren, Jr. tendered his resignation as Executive Vice President, General Counsel and Secretary of Comverge, Inc., a Delaware corporation, effective as of December 31, 2007. Mr. Wren continues to work with Comverge as a consultant focusing on mergers, acquisitions and other strategic opportunities at the company’s request.

These agreements were amended on October 11, 2007, solely to include provisions related to alleviating potential tax burdens for our officers under the recently enacted Section 409A of the Internal Revenue Code, as amended.

Base Salaries

The employment agreements provide that Messrs. Picchi, Magnotti, Myszka and Wren receive an annual base salary of $190,000, $215,000, $215,000 and $200,000, respectively. The agreements provide that each such executive officer is entitled to participate in equity and non-equity incentive programs that we may establish from time to time. These agreements were amended with an effective date of January 1, 2008. The 2008 amendment provide for the following annual base salaries of $210,000 and $225,000 for Messrs. Picchi and Myszka, respectively.

Intellectual Property and Non-Compete Clauses

The employment agreements with each of Messrs. Picchi, Magnotti, Myszka and Wren require that the executive officer promptly disclose and assign any individual rights that he may have in any intellectual property (including inventions, concepts, designs, business opportunities, formulas, etc.) to us. Under a non-compete provision, the executive officers are prohibited from engaging in certain conduct for the longer of the period for which he is entitled to severance payments and one year after the date of his termination. During this time, these executive officers are not permitted to solicit or sell products to any of our past or present customers, induce any customer to cease doing business with us, call on any of our employees with the intent of enticing them away from employment with us or enter into any business entity or venture that sells products or services that compete with, or are similar to, our products or services.

Severance and Change in Control Payments

Under the terms our employment agreements with Messrs. Picchi, Magnotti, Myszka and Wren, we may be obligated to make severance payments following the termination of their employment. These benefits are described below under “Potential Post-Employment Payments and Payments on a Change in Control.”

In the event that any payments to which Messrs. Picchi, Magnotti, Myszka or Wren become entitled would be deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments will be subject to reduction to the extent necessary to ensure that the executive officers receive only the greater benefit of receiving the amount of those payments which would constitute such a parachute payment or the amount which yields the executive officer the greatest after-tax amount of benefits after taking into account any excise tax imposed on the payments provided to the executive officer pursuant to the agreement (or on any other benefits to which the executive officer may be entitled in connection with a change in control or the subsequent termination of service) under Section 4999 of the Internal Revenue Code.

Potential Post-Employment Payments and Payments on a Change in Control

The following table presents, for each named executive officer, the potential post employment payments and payments on a change in control and assumes that the triggering event took place on December 31, 2007. Set forth below the table is a description of certain post-employment arrangements with our named executive officers, including the severance benefits and change in control benefits to which they would be entitled under their employment agreements.

Named Executive Officer	Benefit	Before Change in control w/o Cause or for Good Reason	After Change in Control w/o Cause or for Good Reason	W/o Cause	Death and Disability	Other Post- Employment Payments
Robert M. Chiste	Severance(1)	—	—	$1,050,000	—	$
	Retirement Payments(2)	—	—	—	—		$962,500
	COBRA Reimbursement(3)	—	—	$16,749	—		—
	Stock(4)	—	—	$7,803,405	—		—

Michael D. Picchi	Severance(5)	$142,500	$285,000	—	—		—
	Bonus(6)	$33,250	$49,815	—	—		—
	Benefits(7)	$13,351	$13,351	—	—		—
	Stock(8)	—	$1,571,888	—	$1,571,888		—

Frank A. Magnotti	Severance(5)	$161,250	$322,500	—	—		—
	Bonus(6)	$53,750	$80,625	—	—		—
	Benefits(7)	$13,351	$13,351	—	—		—
	Stock(8)	—	$1,098,075	—	$1,098,075		—

Edward J. Myszka	Severance(5)	$161,250	$322,500	—	—		—
	Bonus(6)	$53,750	$80,625	—	—		—
	Benefits(7)	$13,351	$13,351	—	—		—
	Stock(8)	—	$2,875,887	—	$2,875,887		—

T. Wayne Wren	Severance(5)	$150,000	$300,000	—	—		—
	Bonus(6)	$25,000	$37,500	—	—		—
	Benefits(7)	$13,351	$13,351	—	—		—
	Stock(8)	—	$1,884,670	—	$1,884,670		—

(1)

Mr. Chiste is entitled to a lump some payment equal to three times his annual base compensation if his employment is terminated without cause. Effective as of January 1, 2008, Mr. Chiste’s base salary increased to $400,000, which would entitle him to a lump sum payment of $1,200,000 following a termination without cause.

(2)

Mr. Chiste is entitled to post-employment retirement payments in the aggregate amount of $962,500 based on his annual base salary as of December 31, 2007 since he was employed with us after attaining his 60th birthday in June 2007.

(3)	Mr. Chiste is entitled to the reimbursement of all of his COBRA expenses if he is terminated without cause.
(4)

Upon the termination of Mr. Chiste’s employment without cause, the stock options held at the time of termination shall immediately vest and become exercisable and the restricted stock held by Mr. Chiste shall immediately vest. The amount represents restricted stock and stock options that vest upon such termination, at an assumed value of $31.49 per share (the closing price of the Company’s common stock on December 31, 2007).

(5)

Messrs. Picchi, Magnotti, Myszka and Wren are entitled to severance payments equal to nine months of their annual base salary if they are terminated without cause and 18 months of their annual base salary if they are terminated without cause within 12 months following a change in control. Amounts payable in each case were estimated based on annual base salary as of December 31, 2007. Effective January 1, 2008, Mr. Picchi and Mr. Myszka’s base salaries were increased to $210,000 and $225,000, respectively. As a result of the increase in base salary, Mr. Picchi would be entitled to receive severance of $189,000 upon termination before a change of control and $315,000 upon termination following a change of control. As a result of the increase in base salary, Mr. Myszka would be entitled to receive $202,500 upon termination before a change of control and $337,500 upon termination following a change of control.

(6)

Messrs. Picchi, Magnotti, Myszka and Wren are entitled to severance payments equal to their prorated prior year bonus payments if their employment is terminated without cause or for good reason prior to a change in control. The severance payments were estimated by assuming, in each case, that they had received their respective targeted 2006 Bonus Plan amount in the year prior to termination and were terminated on December 31, 2007. If their employment is terminated without cause or for good reason within 12 months after a change in control, they are entitled to a severance payment equal to 1.5 times their bonus received in the year prior to their termination. Severance payments were estimated based, in each case, on multiplying their respective targeted 2006 Bonus Plan amount times 1.5.

(7)	Messrs. Picchi, Magnotti, Myszka and Wren are entitled to the continuation of the benefits that we provide to all employees during the period of time that they are entitled to severance payments.
(8)

Upon a termination without cause or for good reason within 12 months after a change of control, the restricted stock held by Messrs. Picchi, Magnotti, Myszka and Wren shall immediately vest, and any stock option held at the time of such termination shall immediately vest and become exercisable. Amounts represent restricted stock and stock options that vest upon such event, at an assumed value of $31.49 per share the closing price of the stock on December 31, 2007.

Severance Benefits

Mr. Chiste

Pursuant to Mr. Chiste’s employment agreement in effect through December 31, 2007, we would have been obligated to make severance payments to him upon termination of his employment if we terminated him other than for cause, including a termination by virtue of a notice not to extend the agreement. “Cause” was defined under Mr. Chiste’s employment agreement as a termination with the approval of at least two-thirds of our board of directors under circumstances including the following:

•	breach by him of any material provision of his employment agreement;

•	material breach by him of any of our written policies;

•

his inability to perform his duties due to illness, physical or mental disability, or other incapacity which continues for an uninterrupted period of 60 consecutive days or one 120 in any twelve-month period;

•	fraud by him with respect to our business or affairs;

•	his conviction of a felony; or

•	alcohol abuse or illegal drug use.

Upon termination, Mr. Chiste is entitled to receive the following severance benefits:

•	any earned but unpaid base compensation through the termination date;

•	a lump sum payment equal to three times his annual base salary;

•	a limited “gross-up” for certain excise taxes payable by Mr. Chiste, as described above;

•	reimbursement of business expenses incurred prior to termination;

•	any benefits available to Mr. Chiste under any benefit plan or program in which Mr. Chiste is a participant; and

•	reimbursement to Mr. Chiste of the cost of COBRA coverage for him and his family.

Any severance benefits payable to Mr. Chiste will be in addition to any retirement benefits to which he may become entitled.

Mr. Chiste’s employment agreement does not provide for the payment of severance benefits following a termination of employment by him for good reason.

Pursuant to Mr. Chiste’s current employment agreement, in the event of the termination of Mr. Chiste’s employment by Company without “cause” or by Mr. Chiste for “good reason,” as these terms are defined in the Amended Agreement, Mr. Chiste would be entitled to:

•

receive a lump sum payment equal to the sum of (i) any retention bonuses not yet paid to him (whether or not otherwise due and payable) plus (ii) the product of Mr. Chiste’s then-current annual salary and annual cash incentive payment multiplied by a factor of either (a) 3.0, in the event of a termination upon or within the two years following a change of control or (b) 1.5, in the event of a termination prior to a change of control or after the second anniversary of a change of control;

•

the acceleration of all unvested options to purchase Comverge’s common stock then held by Mr. Chiste and the acceleration of all unvested shares of restricted stock of Comverge then held by Mr. Chiste ;

•

continued participation in Comverge’s group health plan for executives through December 31, 2012, at a cost to Mr. Chiste of not greater than the rate paid by active executive employees of Comverge for similar coverage; and

•

if the termination is within six months prior to a change of control of Comverge and it is reasonably demonstrated by Mr. Chiste that the termination without cause or for good reason was in connection with or in anticipation of the change of control, then a severance payment equal to 150% of the sum of his then-current annual base salary and annual cash incentive payment.

If the Amended Agreement is terminated by Comverge for cause, Mr. Chiste will only be entitled to any unpaid but earned or vested salary, bonus and other incentive compensation; any accrued but unused vacation; and any unpaid business expenses.

Other Named Executive Officers

Under the employment agreements with each of Messrs. Picchi, Magnotti, Myszka and Wren, we may be obligated to make severance payments following the termination of each executive officer’s employment if we terminate him without cause or he terminates his employment for good reason, subject to certain cure periods. “Cause” is defined under each employment agreement as:

•	the executive officer’s breach of a material provision of the agreement;

•	the executive officer’s material breach of any of our written policies or procedures;

•	the executive officer’s material non-compliance with a lawful direction given by our chief executive officer;

•	the executive officer’s inability to perform his duties for an uninterrupted period of 180 days;

•	fraud by the executive officer with respect to our business affairs;

•	the executive officer’s commission or plea of no contest to a felony or crime involving moral turpitude; or

•	alcohol abuse or illegal drug use by the executive officer.

“Good reason” is defined under each employment agreement as:

•	the reduction of the executive officer’s salary or other material component of compensation under the agreement without the executive officer’s prior written consent; or

•	our relocation of the executive officer to a location more than 75 miles from the location specified in his agreement without the executive officer’s prior written consent.

If the employment of Messrs. Picchi, Magnotti, Myszka or Wren is terminated by us for cause or by the executive officer without good reason, we are not obligated to make any severance payments to the executive officer. The amount that an executive officer is entitled to receive upon a termination of his employment by us without cause or by the executive officer with good reason is based on the executive officer’s base salary at the time of termination and his incentive compensation. Under the severance provisions of each executive officer’s employment agreement, they are each entitled to severance pay in the amount of nine months of annual base salary plus an amount equal to the pro-rated amount of his non-equity incentive compensation for the prior year. In addition, the executive officers are entitled to the continuation of benefits under our standard employee benefit plan during the period that they are entitled to receive severance payments.

Change in Control Benefits

Mr. Chiste

See the Other Post-Employment Payments column in the table under “Potential Post-Employment Payments and Payments on a Change in Control.”

Other Named Executive Officers

Pursuant to the employment agreements entered into with each of Messrs. Picchi, Magnotti, and Myszka , we may be required to make payments to them upon a change in control. This does not include Mr. Wren, who is currently being retained as a consultant. A change of control will occur upon the occurrence of any of the following events that results in a majority of our board of directors prior to the event not constituting the majority of our board of directors immediately after the completion of the transaction:

•

any person (as described in Section 13(d) under the Exchange Act) becomes the beneficial owner of our securities (excluding those securities acquired directly from us or our affiliates) representing 50% or more of the combined voting power of our then-outstanding voting securities;

•

a merger or consolidation of us with any other corporation unless the voting securities of the company outstanding immediately prior to the transaction continue to represent (either by remaining outstanding or being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the surviving or parent company; or

•

the consummation of an agreement for the sale or disposition by us of all or substantially all of our assets, other than to an entity where at least 50% of the combined voting power of the voting securities are owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale.

If a termination without cause or by the executive officer with good reason occurs within 12 months after the occurrence of a change in control, then the executive officer will be entitled to severance payments equal to 18 months of his base salary plus 150% of his prior year’s non-equity incentive award. In addition, each executive officer will immediately be vested in all unvested stock options upon a change in control.

Pension Benefits

The following table reflects the present value of our accumulated pension benefits for Mr. Chiste as of December 31, 2007. Through December 31, 2007, we did not provide retirement benefits for any other named executive officer other than any contributions that they may make under our 401(k) plan.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Robert M. Chiste	Retirement Plan		(1)	$900,146	(2)	—

(1)

Mr. Chiste’s benefit is a contractual obligation that makes payments for seven years following his retirement as long as certain conditions have been met. See “Employment Agreements—Mr. Chiste.” The amount of benefit that he may receive is based upon his salary in the last year of his employment and does not involve years of credited service.

(2)	Reflects the amount based on Mr. Chiste’s salary of $400,000 as of January 1, 2008.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested $ (13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Robert M. Chiste	5,896	17,688	—	$3.18	2/15/2013	(1)			—	—
	239	1,915		$0.82	12/7/2012	(2)
	14,291	114,329		$0.82	12/7/2012	(2)
	31,250	—		$0.58	12/14/2011	(3)
	14,062	—		$2.40	06/10/2010	(4)
	4,687	18.750		$8.00	10/17/2013	(5)
	10,937	76,562		$18.00	04/12/2014	(6)	14,583	$459,219

Michael D. Picchi	3,125	6,250	—	$4.00	6/20/2013	(7)			—	—
	—	28,125		$0.82	2/5/2013	(8)
	732	17,313		$18.00	4/12/2014	(6)	3,299	$103,886
	869	2,607		$32.96	8/8/2011	(9)

Frank A. Magnotti	781	1,718	—	$4.00	8/23/2013	(10)			—	—
	2,128	17,029		$0.82	12/7/2012	(2)
	782	3,125		$0.58	12/14/2011	(3)
	1,563	—		$2.62	11/12/2011	(11)
	2,500	7,500		$8.00	10/17/2013	(5)
				$18.00	4/12/2014	(6)	4,479	$141,044

Edward J. Myszka	781	1,719	—	$4.00	8/23/2013	(10)			—	—
	16,038	58,875		$0.74	4/19/2012	(12)
	3,359	23,516		$18.00	4/12/2014	(6)	4,479	$141,044

T. Wayne Wren	6,444	3,125	—	$0.58	12/14/2011	(3)			—	—
	37,500	—		$0.58	12/14/2011	(3)
	1,250	3,750		$8.00	10/17/2013	(5)
	2,083	14,584		$18.00	4/12/2014	(6)	2,778	$87,479
	1,738	5,213		$32.96	8/8/2011	(9)

(1)	Option vests one-sixteenth each quarter over four years commencing May 15, 2006.
(2)	Option vests one-sixteenth each quarter over four years commencing March 8, 2006 and on the first day of each calendar quarter thereafter.
(3)	Option vests one-sixteenth each quarter over four years commencing March 14, 2005.
(4)	Option vests one-sixteenth each quarter over four years commencing September 10, 2003.
(5)	Option vests one-sixteenth each quarter over four years commencing January 17, 2007.
(6)	Option vests fully on April 12, 2010.
(7)	Option vests one-eighth each quarter over two years commencing September 20, 2006.
(8)	Option vested one-fourth on February 6, 2007 and one-twelfth of the remaining grant vests on the first day of each calendar quarter thereafter.
(9)	Option vests one-fourth each quarter commencing on November 8, 2007.
(10)	Option vests one-sixteenth each quarter over four years commencing on November 23, 2006.
(11)	These options are fully vested.
(12)	Option vested one fourth on April 19, 2006 and one-twelfth of the remaining grant vests on the first day of each calendar quarter thereafter.
(13)	The market price of the Company’s Common Stock on December 31, 2007 was $31.49.

Option Exercises and Stock Vested in 2007

The following table reflects the stock options exercised by our named executive officers during 2007. No restricted stock vested in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Chiste	41,561	$1,189,085	—	—
Michael D. Picchi	17,367	$444,055	—	—
Frank A. Magnotti	149,555	$4,083,647	—	—
Edward J. Myszka	44,586	$1,271,909	—	—
T. Wayne Wren	92,031	$2,510,033	—	—

(1)	The value realized on exercise is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

401(k) Plan

Under our client services arrangement with Administaff, both we and Administaff are intended to be co-employers of our employees. Accordingly, our employees participate in the Administaff 401(k) plan to provide them with retirement benefits and with a means to save for their retirement. The 401(k) plan is intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers under which we have agreed to indemnify such persons against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are indemnified to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

DIRECTOR COMPENSATION

In 2007, directors who also served as employees received no compensation for serving on our board of directors. In accordance with this policy, Mr. Chiste did not receive any compensation for serving as a director due to his status as an employee. Non-employee directors received a $20,000 annual cash retainer, paid quarterly. Each non-employee director who served as the chairman of a standing committee of our board of directors received an additional annual cash retainer of $10,000 paid in quarterly installments. Each non-employee director who served as a member of a standing committee of our board of directors was paid a cash fee of $1,500 per committee meeting attended. For 2008, the annual cash compensation policy was made effective January 1, 2008 for all independent members of our board of directors. The annual cash compensation is $40,000.00 (paid in quarterly installments) for each Board member and an additional annual cash compensation of $15,000.00 (paid in quarterly installments) for each Committee Chairperson. This compensation is based on a maximum of six board meetings and eight committee meetings. To the extent there are more meetings, each Board member will be compensated $1,500.00 per additional meeting. The annual compensation grant will be pro-rated contingent upon the effective date for newly appointed Board members and the number of meetings remaining. We reimbursed all of our directors, including Mr. Chiste, for all reasonable expenses incurred for attending meetings of our board of directors and committees.

In 2007, we made individual grants of 2,349 stock options and 1,274 shares of restricted stock to each director, except Mr. Chiste. The grants were made pursuant to a plan approved by our board of directors that provides that each non-employee director be awarded annual equity grants with an estimated aggregate value of $60,000, where 50% of such value is in the form of restricted common stock and 50% in options to purchase common stock. The equity grants are awarded on the date of our annual stockholders’ meeting, except for a director whose term is expiring and is not standing for re-election. The restricted stock and the option exercise price were valued at the closing market price of our common stock as reported on the Nasdaq Global Market on the grant date. The number of shares of restricted common stock granted were determined by dividing $30,000 by the closing market price, and the number of options to purchase common stock were determined by dividing $30,000 by 50% of the closing market price. Both the restricted stock and the stock options vest one fourth each quarter over one year.

For each new director appointed or elected to our board of directors, a one-time equity grant of restricted common stock and options to purchase our common stock is awarded with an estimated aggregate value of $80,000, with the number of shares determined on the same basis as the annual equity grant. This one-time equity grant is made on the date of the new director’s election or appointment to our board of directors. The restricted stock is valued at, and the option exercise price is, the closing market price of our common stock as quoted on the Nasdaq Global Market on that date. Both the restricted stock and the stock options vest one sixteenth each quarter over a period of four years.

In accordance with this policy, Mr. Alec Dreyer, our director nominee, was awarded 2,146 shares of restricted stock and 4,292 stock options in January 2008.

The compensation committee will from time to time review the compensation program for directors, consistent with its obligations under the compensation committee charter.

The following table sets forth the aggregate compensation awarded to, earned by or paid to our directors during 2007.

Director Compensation for the 2007 Fiscal Year

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Nora Mead Brownell	$32,000	$27,901	$32,268	—	—	—	$92,169
Alec G. Dreyer	—	—	—	—	—	—	—
Alexander Ellis, III (3)	$14,500	—	$5,199	—	—	—	$19,699
William J. Grealis	$48,000	$18,856	$32,386	—	—	—	$99,,242
Robert F. McCullough	$49,500	$18,855	$48,949	—	—	—	$117,304
John A. Moore (4)	$38,000	$18,855	$24,246	—	—	—	$81,101
Scott B. Ungerer (5)	$33,500	$18,855	$24,246	—	—	—	$76,601
Timothy A. Woodward (6)	$14,500	$7,497	$12,772	—	—	—	$34,769
R. Blake Young	$49,500	$18,855	$37,736	—	—	—	$106,091

(1)

The aggregate number of stock awards outstanding at December 31, 2007 for each director was as follows: Ms. Brownell, 5,143 and for Messrs. Grealis, McCullough, Moore, Ungerer, and Young, 1,274, respectively. All restricted stock granted to our directors were priced in accordance with FAS 123(R). For a discussion of assumptions made in the valuation, see “Note 18—Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2007 as contained in our 2007 Annual Report on Form 10-K .

(2)

The aggregate number of option awards outstanding at December 31, 2007 for each director was as follows: Ms. Brownell, 10,086; Mr. Grealis, 11,412, Mr. Ellis, 318, Messrs. McCullough and Ungerer, 17,349, respectively; Mr. Moore, 6,099, Mr. Woodward, 10,900, and Mr. Young, 10,861. All stock options granted to our directors were priced in accordance with FAS 123 (R). For a discussion of assumptions made in the valuation, see “Note 18—Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2007 as contained in our 2007 Annual Report on Form 10-K .

(3)	On July 17, 2007, Mr. Ellis tendered his resignation as a director of the Company, effective as of the same date. Mr. Ellis did not resign as a result of any disagreement with the Company.
(4)	On January 29, 2008, Mr. Moore tendered his resignation as a director of the Company, effective as of January 31, 2008. Mr. Moore did not resign as a result of any disagreement with the Company.
(5)	On January 29, 2008, Mr. Ungerer tendered his resignation as a director of the Company, effective as of January 31, 2008. Mr. Ungerer did not resign as a result of any disagreement with the Company.
(6)

On August 21, 2007, Mr. Timothy A. Woodward tendered his resignation as a director of the Company, effective as August 21, 2007. Mr. Woodward did not resign as a result of any disagreement with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee of our board of directors for 2007 were Mr. Young and Ms. Brownell, who are current directors, and Messrs. John Moore and Scott Ungerer, who resigned from our board in January 2008. There are no members of the compensation committee who were officers or employees of Comverge or any of our subsidiaries during 2007, were formerly officers of Comverge, or had any relationship otherwise requiring disclosure hereunder. None of our executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that has an executive officer serving as a director or as a member of our board’s compensation committee during 2007.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Comverge’s Code of Business Conduct and Ethics requires that all employees and directors avoid conflicts of interest that interfere with the performance of their duties or are not in the best interests of Comverge.

In addition, pursuant to its written charter, the audit committee reviews and approves all related-party transactions between Comverge, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons as specified under Item 404 of Regulation S-K promulgated by the SEC after examining each such transaction for potential conflicts of interests and other improprieties.

Transactions with Related Persons

Since the beginning of 2007, the Audit Committee or Board of Directors have considered and approved the following transactions with related parties:

Acquisition of Enerwise Global Technologies, Inc.

Certain investment funds affiliated with EnerTech Capital Partners, one of our significant stockholders, were stockholders of Enerwise Global Technologies, Inc. immediately prior to our acquisition of Enerwise and held approximately 36% of Enerwise’s capital stock on a fully diluted basis. In addition, one of our directors at the time of the transaction, Scott Ungerer, is a Managing Partner of EnerTech Capital Partners. Accordingly, upon the closing of our acquisition of Enerwise, the EnerTech affiliated entities received approximately 513,000 shares of our common stock, convertible promissory notes representing approximately $6.8 million of indebtedness and $7.7 million of cash. In addition, the EnerTech affiliated entities had an opportunity to receive up to 76,700 shares of our common stock if Enerwise achieves certain performance metrics during 2008.

Consulting Agreements

The Company entered into a consulting agreement effective January 31, 2008 with Scott Ungerer, a previous Company Director. Pursuant to the Agreement and for a term of two years, Mr. Ungerer shall provide to the Company, upon the Company’s reasonable request, potential merger and acquisition candidates that would compliment the Company’s business strategy and to provide other strategic advice. Mr. Ungerer shall remain a service provider under the Long Term Incentive Plan while this Agreement is in place. The Company, in its sole discretion, may terminate for convenience the consulting agreement by providing thirty days written notice.

The Company entered into a consulting agreement, effective December 31, 2007, with Mr. Wayne Wren, a previous Company Executive Officer. Pursuant to the Agreement and for a term of one year, Mr. Wren shall provide the following services: (i) mergers & acquisitions coordination including assistance in structuring, documentation, due diligence and negotiations; (ii) strategic advice as requested including dispositions, strategic alliances, partnerships and joint ventures; (iii) assistance in capital raising activities; (iv) economic value added implementation assistance; (v) general legal assistance; and (vi) counsel to the Executive Council of the Company. Mr. Wren shall remain as a service provider under the Long Term Incentive Plan while this Agreement is in place and his unvested options and stock shall automatically vest upon termination of the Agreement. Mr. Wren shall be paid $32,500 per quarter, plus reasonable travel expenses. The Company may terminate for convenience the Agreement on June 30, 2008.

Office Lease/ Services

dSIT Solutions Ltd., a wholly owned subsidiary of Acorn Energy, Inc., a holder of more than 5% of our common stock, is being retained to assist in terminating operations and closing the books for our Israeli subsidiary, Comverge Control Systems, Ltd. We have agreed to pay them $110,000 for their assistance and to settle a previous dispute regarding the lease and services. We ceased Comverge Control Systems, Ltd. operations on December 31, 2007.

Prior Agreements

Pursuant to agreements entered into prior to the beginning of 2007, we made payments or otherwise engaged in transactions involving an amount in excess of $120,000 to the following related parties:

Registration Rights for Certain Holders of Our Common Stock

Certain holders of our common stock have been granted “piggyback” registration rights, subject to certain lock-up provisions and exceptions, including Messrs. Chiste, Magnotti and Wren, each an executive officer, and Acorn Energy, EnerTech Capital Partners II L.P., Rockport Capital Partners, L.P., Emerson Venture Capital, Nth Power Management II-A, L.P., Nth Power Management II, L.P., and E.ON Venture Partners GmbH, each a holder of more than 5% of our voting capital stock at the time such registration rights were granted. Additionally, by majority consent of the shares held by certain stockholders, certain of these holders have the right to demand of us, on certain terms and subject to certain conditions, that we register under the Securities Act the shares of common stock held by such persons. The first date on which such holders can demand registration will be the first anniversary of the closing date of the Enerwise acquisition.

Convertible Debt and Warrant

Partners for Growth, L.P., the lender of our convertible debt, became one of our stockholders in February 2006 by investing in our Series C convertible preferred stock. During the fiscal years ended December 31, 2007, 2006 and 2005, we made interest payments on the convertible debt of $290,000, $326,000 and $130,000, respectively, in addition to paying Partners for Growth an $80,000 placement fee in 2005 related to the convertible debt.

In connection with issuing the convertible debt in June 2005, we issued Partners for Growth a warrant to purchase 551,693 shares of our Series B convertible preferred stock for $7.24 per share. The warrant is exercisable only if we prepay the convertible debt. The warrant expires upon the earliest to occur of June 7, 2010 or the conversion of the convertible debt outstanding into shares of our capital stock pursuant to the terms of the convertible debt.

On April 12, 2007, Partners for Growth converted $1.0 million of convertible debt and was issued 138,121 shares of Series B preferred stock, thereby reducing the warrant by the same number of shares. The Series B preferred stock was converted to common shares on a one share for one share basis effective in connection with the closing of our initial public offering on April 18, 2007. On December 6, 2007, Partners for Growth converted $1.1 million of convertible debt and was issued 151,933 shares of common stock, thereby reducing the warrant by the same number of shares. On March 13, 2008, we caused the conversion of the remain $1.9 million of convertible debt in exchange for issuing Partners For Growth 262,430 shares of common stock. Following the conversion of the remaining debt, the loan and security agreement was terminated as a result of all parties completing their obligations under the Agreement in accordance with the provisions thereof. In addition, that certain Amended and Restated Warrant dated April 4, 2007, issued by Comverge to Partners for Growth to purchase shares of Comverge’s common stock ceased to be exercisable and terminated by expiration of the warrant on its stated termination date.

Strategic Marketing and Development Agreement and Warrant

In February 2006, we entered into a strategic marketing and development agreement with Air Products and Chemicals, Inc., one of our stockholders. Pursuant to the agreement, we and Air Products cooperate in the marketing of our VPC programs to commercial and industrial consumers of electricity in North America and Europe. Contingent upon Air Products fulfilling certain contractual obligations, we have agreed to compensate Air Products by paying it a portion of the revenues that we receive from electric utility customers who compensate, either directly or indirectly through us, commercial and industrial participants. To date, we had not made any payments to Air Products pursuant to the terms of the agreement.

In connection with entering into the strategic marketing and development agreement, we issued a warrant to Air Products in February 2006 to purchase 250,000 shares of our Series C convertible preferred stock for $15.00 per share. Effective with the closing of the initial public offering on April 18, 2007, the warrant became exercisable for shares of our common stock on a one share for one share basis. The warrant is exercisable only if Air Products meets certain defined performance milestones under the agreement, as specified in the warrant. To date, the performance milestones have not been met. The warrant expires upon the earlier to occur of August 12, 2008, or the closing of a change of control as defined in the warrant.

Thermostat Agreement

White-Rodgers, a division of Emerson Electric Co., the ultimate parent of Emerson Ventures Inc., a holder of our common stock, supplies thermostats to us pursuant to a restated communicating thermostat co-development and supply agreement dated as of June 1, 2005. Pursuant to the agreement, White-Rodgers has agreed to develop one or more customized thermostats to be combined with our communication interfaces. We have agreed to pay White-Rodgers a specified amount for co-development expenses with respect to each customized thermostat model and a specified price for each unit produced. For the nine months ended September 30, 2007, we paid White-Rodgers $1.7 million. For the years ended December 31, 2005, 2006 and 2007, we paid White-Rodgers $1.3million, $2.2 million and $2.6 million, respectively.

HOUSEHOLDING OF PROXY MATERIALS

In some cases only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless Comverge has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Comverge, Inc., 3950 Shackleford Road, Suite 400, Duluth, Georgia 30096.

ANNUAL REPORT

Accompanying this proxy statement is our Annual Report on Form 10-K for 2007. The Annual Report contains audited financial statements covering our fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005. Copies of our Annual Report on Form 10-K for 2007, as filed with the SEC, are available free of charge on the investor relations portion of our website at http://ir.comverge.com or you can request a copy free of charge by calling (770) 696-7660 or sending an e-mail to invest@comverge.com. Please include your contact information with the request.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our bylaws, stockholder proposals submitted for consideration at the annual meeting must be delivered in writing to the Corporate Secretary at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the release of this proxy statement to stockholders. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, not less than 90 days and not more than 120 days in advance of the first anniversary of the date of the Company’s proxy statement released to the Stockholders in connection with the previous year’s annual meeting.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. A proposal of a stockholder intended to be presented at the annual stockholders’ meeting to be held in 2009 must be received at our principal executive offices no earlier than December 9, 2008 and no later than January 7, 2009, if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, no earlier than December 9, 2008 and no later than January 7, 2009.

Matthew H. Smith

Vice President, General Counsel and Secretary

April 7, 2008

Atlanta, Georgia

APPENDIX I

COMVERGE, INC.

2006 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of March 24, 2008)

COMVERGE, INC.

2006 LONG-TERM INCENTIVE PLAN

A-i

A-ii

COMVERGE, INC.

2006 Long-term Incentive Plan

ARTICLE I

INTRODUCTION

1.1 Purpose. The Plan is intended to promote the interests of the Company and its Stockholders (the “Stockholders”) by encouraging Employees, Service Providers and Non-Employee Directors to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan is an amendment and restatement of the Company’s 2000 Stock Option Plan (the “Prior Plan”) and the Prior Plan is hereby merged into the Plan to become a part of the Plan. Awards granted on after the Effective Date shall be governed by the terms of the Plan. The amendment and merger of the Prior Plan into the Plan is not intended to be a material modification of any Award issued under the Prior Plan. Nothing in this amendment and restatement of the Prior Plan shall operate or be construed to amend or modify in any manner any Award that was outstanding under the Prior Plan prior to the Effective Date if such amendment or modification would adversely affect such Award in any manner, including, without limitation, causing such Award to become subject to Section 409A of the Code if otherwise exempt as a “grandfathered” Award.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company directly or indirectly, owns 50% or more of the combined voting power, as determined by the Plan Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, but using the threshold of 50% ownership wherever 80% appears.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, or Other Stock or Performance Based Awards issued under the Plan or Options issued under the Prior Plan.

“Board” means the Board of Directors of the Company.

“Bonus Stock” means Common Stock described in Article IV of the Plan.

“Cause” for termination of any Participant who is a party to an agreement of Employment with or provides services to the Company shall mean termination for “Cause” as such term or such similar concept is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or such similar concept or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Plan Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless the applicable act or omission is done or not done, as the case may be, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified by Section 13(d) and 14(d) thereof) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) an Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of the Company or all or substantially all of the Company’s assets, other than a sale or disposition where the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) the Incumbent Board ceases for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election by the Board, was approved by a vote of a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

In the event that the foregoing definition of Change of Control does not comply with the requirements of Section 409A of the Code, and an amount, benefit or item of compensation hereunder would be subject to Section 409A of the Code, but would not be so subject if the definition of Change of Control above complied with the requirements of Section 409A of the Code, then with respect only to such amount, benefit or item of compensation, the term “Change of Control” shall mean a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means Comverge, Inc. (formerly known as Comverge Technologies, Inc.).

“Covered Employee” means the Chief Executive Officer of the Company and the three highest paid officers of the Company other than the Chief Executive Officer or the Chief Financial Officer as described in Section 162(m)(3) of the Code, as well as any person designated by the Plan Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year.

“Director” means, except as otherwise provided in Articles II, III and V, a director of the Company or an Affiliate.

“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last of or a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

“Effective Date” has the meaning set forth in Section 1.7 hereof.

“Employee” means, except as otherwise provided in Articles II, III and V, any employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee or a paid Service Provider to the Company or an Affiliate.

“Fair Market Value or FMV Per Share” of Common Stock shall be the closing price on any national exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Plan Committee in good faith using a reasonable application of a reasonable valuation methodology taking into account all available information material to the value of the Company.

“Good Reason” means termination of Employment by an Employee, or termination of service by a Service Provider under any of the following circumstances:

(i) if such Employee or Service Provider is a party to an agreement for Employment with or services to the Company, which agreement includes a definition of “Good Reason” or such similar concept for termination of Employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference;

(ii) if such Employee or Service Provider is not a party to an agreement with the Company that defines the term “Good Reason,” such term shall mean termination of Employment or service by the Employee or Service Provider after 30 calendar days written notice upon the occurrence of either of the following circumstances:

(A) the assignment to the Participant without the Participant’s consent of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, which is a material diminishment, of the Participant’s overall duties, responsibilities, or status; or

(B) material reduction by the Company in the Participant’s fees, compensation, or benefits without the Participant’s consent and not associated with a reduction or change for similarly situated Employees or Service Providers.

Continued Employment of the Employee or Service Provider for 15 working days after the occurrence of (A) or (B) above without notice to the Company of intention to terminate with Good Reason provided in (ii) above shall be deemed to be consent to the occurrence of (A) or (B).

“Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.

“Incumbent Board” means the individuals who constitute the Board as of the Effective Time.

“Non-Employee Director” means, except as otherwise provided in Articles II, III and V, an individual who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.

“Non-Qualified Stock Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date,” with respect to an Option, means the date determined by Plan Committee, which shall not be more than ten years after the date of grant of such Option.

“Option Grant Date” means the date on which an Option is granted pursuant to the provisions of the Plan.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article VIII of the Plan.

“Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Plan Committee.

“Performance Period” means a period of not less than one year and not more than five years during which the Plan Committee may grant Performance Awards.

“Performance Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VIII of the Plan.

“Person” has the meaning set forth in this Section 1.8 in the definition of “Change of Control”.

“Plan” means this Comverge, Inc. 2006 Long-term Incentive Plan.

“Plan Committee” means the committee appointed by the Board or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee that is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Plan Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code; and if the Company is subject to the Exchange Act, the Plan Committee shall mean the compensation Plan Committee of the Board, which shall consist of not less than two independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 under the Exchange Act) appointed by and serving at the pleasure of the Board to administer this Plan or, if none, the independent members of the Board.

“Prior Plan” means the Comverge Technologies, Inc. 2000 Stock Option Plan.

“Purchased Stock” means Bonus Stock which has been purchased for additional consideration pursuant to a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Restricted Period” means the period established by the Plan Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

“Restricted Stock Unit Award” has the meaning set forth in Section 5.2 hereof.

“Service Provider” means, except as otherwise provided in Articles II, III and V, any individual or entity, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Shares” means shares of Common Stock.

“Stock Appreciation Rights” means an Award granted pursuant to Article V of the Plan.

1.3 Shares Subject to the Plan. Subject to adjustment as set forth below, and after giving effect to the one-for-two reverse stock split that occurred on April 18, 2007, and rounding down for fractional shares, the aggregate number of Shares that may be issued under the Plan shall not exceed 6,156,036 Shares, consisting of the sum of 2,374,685 Shares available for issuance under the Prior Plan which remained available for the grant of Awards immediately prior to the Effective Date, plus an additional number of 3,781,351 “new” Shares available under the Plan. Shares issued pursuant to Awards granted under the Plan or the Prior Plan shall reduce the number of Awards available under the Plan, (a) by one share for each share issued pursuant to Awards granted prior to March 24, 2008, or pursuant to Options or Stock Appreciation Rights granted after March 24, 2008 and (b) by 1.4 shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a). If any stock-denominated Award is paid in cash, forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares, then the number of Shares subject to such Award, to the extent of such cash payment, forfeiture, expiration, lapse, termination or cancellation, shall be added back to the Share “pool” and be available for future Awards in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance pursuant to the foregoing sentence. With respect to a dollar-denominated Award that is paid in Shares, the Share “pool” shall be reduced by the number of Shares delivered to pay such dollar-denominated Award. Notwithstanding the foregoing, Substitute Awards granted in connection with a business acquisition made by the Company or a Subsidiary, whether an asset purchase, merger or stock acquisition, shall not reduce the number of Shares available in the Share “pool.” In addition, Shares withheld or received by the Company to satisfy tax withholding or other payment obligations shall not again be available for future Awards. No more than 1,000,000 shares of Common Stock shall be issued to any one Participant pursuant to this Plan in any one calendar year. With respect to Performance Awards paid in cash or a combination of cash and Common Stock, the sum of such cash and Common Stock underlying an Award paid to any one individual in any one year shall not exceed $10,000,000. After giving effect to the one-for-two reverse stock split that occurred on April 18, 2007, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Incentive Options shall be 6,156,036 shares.

Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Plan Committee, as determined by the Plan Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The Plan Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.4 Administration of the Plan. The Plan shall be administered by the Plan Committee. Subject to the provisions of the Plan, the Plan Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and, to the extent that the Plan Committee deems desirable, to effectuate the Plan. Any action taken or determination made by the Plan Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding upon the Company and all other interested parties.

1.5 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that, without the consent of the holder of an Award, no amendment, suspension or termination of the Plan may terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment that would constitute a “material revision” of the Plan (as that term is used in the rules of any exchange on which the Common Stock is traded) shall be subject to Stockholder approval.

1.6 Granting of Awards to Participants. The Plan Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Plan Committee may consider any factors that it may deem relevant. Notwithstanding the foregoing, any Awards made to members of the Plan Committee or any Service Provider to the Plan Committee or the Board, must be approved by the full Board.

1.7 Term of Plan. The Plan shall be effective as of June 20, 2006 (the “Effective Date”), subject to approval by the Stockholders. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.5 hereof, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Effective Date.

1.8 Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, such Employee’s Employment (as defined below) shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

ARTICLE II

NON-QUALIFIED STOCK OPTIONS

2.1 Grants. Provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code, the Plan Committee may grant Non-Qualified Stock Options to purchase Common Stock to any Employee, Service Provider or Non-Employee Director of the Company or of any Affiliate that is a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.

2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Stock Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Non-Qualified Stock Option. The exercise price for each Non-Qualified Stock Option granted under this Article II shall be subject to adjustment as provided in Section 1.3 herein.

2.3 Terms and Conditions of Non-Qualified Stock Options. Non-Qualified Stock Options shall be in such form as the Plan Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Plan Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Non-Qualified Stock Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Stock Option shall be exercisable at such time or times as the Plan Committee in its discretion may determine at the time such Non-Qualified Stock Option is granted.

(b) Manner of Exercise. In order to exercise a Non-Qualified Stock Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price, together with any required withholding taxes, for each Non-Qualified Stock Option shall be made (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Plan Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Non-Qualified Stock Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Plan Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Non-Qualified Stock Option is being exercised to a broker for sale on behalf of the person; provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Plan Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Non-Qualified Stock Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Plan Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Options not Transferable. Except as provided below, no Non-Qualified Stock Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Non-Qualified Stock Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Stock Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Plan Committee, result in forfeiture of the Non-Qualified Stock Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Stock Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Non-Qualified Stock Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(d) Listing and Registration of Shares. Each Non-Qualified Stock Option shall be subject to the requirement that if at any time the Plan Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Non-Qualified Stock Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Non-Qualified Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Plan Committee.

2.4 Amendment. The Plan Committee may, without the consent of the person or persons entitled to exercise any outstanding Non-Qualified Stock Option, amend, modify or terminate such Non-Qualified Stock Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Non-Qualified Stock Option determined as if the Non-Qualified Stock Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination or cause such Non-Qualified Stock Option to be subject to adverse tax consequences under section 409A. The Plan Committee may at any time or from time to time, in its discretion, in the case of any Non-Qualified Stock Option which is not then immediately exercisable in full, accelerate the time or times at which such Non-Qualified Stock Option may be exercised to any earlier time or times.

2.5 Acceleration of Vesting. Any Non-Qualified Stock Option granted hereunder that is not otherwise vested shall vest (unless specifically provided to the contrary by the Plan Committee in the document or instrument evidencing an Non-Qualified Stock Option granted hereunder) upon (i) termination of an Employee or Service Provider without Cause or termination by an Employee or Service Provider with Good Reason within one year from the effective date of the Change of Control; or (ii) death or Disability of the Participant.

2.6 Other Provisions. The person or persons entitled to exercise, or who have exercised, a Non-Qualified Stock Option shall not be entitled to any rights as a Stockholder with respect to any shares subject to such Non-Qualified Stock Option until such person or persons shall have become the holder of record of such shares.

(b) No Non-Qualified Stock Option granted hereunder shall be construed as limiting any right that the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Non-Qualified Stock Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Non-Qualified Stock Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Plan Committee, constitute a violation of any state, local or federal law or of the rules or regulations of any governmental regulatory body.

(d) No Non-Qualified Stock Option granted hereunder shall include any feature for deferral of compensation other than deferral of recognition of income until the later of (i) the exercise or disposition of the Non-Qualified Stock Option, as provided under Treas. Reg. § 1.83-7, or (ii) the time the Shares acquired pursuant to the exercise of the Non-Qualified Stock Option first become substantially vested within the meaning of Treas. Reg. § 1.83-3(b).

2.7 No Option Repricing Without Stockholder Approval. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options granted under the Plan (including those granted under the Prior Plan) without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) buying out an outstanding Option at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, (iii) any other action that is treated as a repricing under generally accepted accounting principles or (iv) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II hereof shall also be applicable to Incentive Options. Non-Qualified Stock Options shall not be subject to the terms of this Article III.

3.1 Eligibility. Incentive Options may be granted only to Employees of the Company or of any Affiliate that is a (i) “parent corporation” of the Company (as defined in section 424(e) of the Code) or (ii) a “subsidiary corporation” (as defined in section 424(f) of the Code) of any such parent corporation of the Company. Incentive Options may be granted only if the Plan is approved by the Stockholders of the Company within one year prior to or after the Effective Date.

3.2 Exercise Price. The exercise price per Share shall not be less than 100% of the FMV Per Share on the Option Grant Date.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or an Affiliate) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the FMV Per Share on the Option Grant Date and the option term shall not exceed five years measured from the Option Grant Date.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three months after the Optionee ceases (for any reason other than death or Disability, or one year if the reason is death or Disability) to be an Employee of the Company or of any Affiliate that is a (i) “parent corporation” of the Company (as defined in section 424(e) of the Code) or (ii) a “subsidiary corporation” (as defined in section 424(f) of the Code) of any such parent corporation of the Company.

ARTICLE IV

BONUS STOCK

The Plan Committee may, from time to time and subject to the provisions of this Plan, grant shares of Bonus Stock to Employees, Service Providers and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Plan Committee. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VI.

ARTICLE V

STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK UNITS

5.1 Stock Appreciation Rights. Provided that such grant does not constitute a deferral of compensation within the meaning of Section 409A of the Code, the Plan Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers or Non-Employee Directors, of the Company or of any Affiliate that is a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the FMV Per Share on the date of grant. Such excess may be paid in cash or shares of Common Stock as determined by the Plan Committee and set forth in the Award agreement.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 5.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Plan Committee and set forth in the Award agreement governing such Stock Appreciation Right.

(d) Terms. The Plan Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of certain performance goals and/or meeting certain future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

5.2 Restricted Stock Unit Awards. The Plan Committee is authorized to grant to Participants rights to receive cash or Common Stock equal to the Fair Market Value of a specified number of shares of Common Stock upon vesting (“Restricted Stock Unit Awards”), following the occurrence of events (such as the achievement of performance goals and/or future service requirements, or a combination of the foregoing):

(a) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall be conditioned upon the expiration of the vesting period or the occurrence of events such as the achievement of performance goals and/or future service requirements specified for such Restricted Stock Unit Award by the Plan Committee in the Award agreement at the time of grant. Prior to vesting, Restricted Stock Unit Awards shall be subject to such restrictions (including a risk of forfeiture), as the Plan Committee may impose, which restrictions shall lapse if, and at the time, vesting is achieved. A Restricted Stock Unit Award shall vest in installments or otherwise as the Plan Committee may determine.

(b) Payment or Satisfaction of Restricted Stock Unit Awards. The payment of cash or the transfer of shares of Common Stock pursuant to a Restricted Stock Unit Award with respect to which vesting has been achieved shall be made no later than 2 1/2 months after the vesting date in the form and manner as determined by the Plan Committee and set forth in the Award agreement at the time of the grant. In the event that the payment of cash or the transfer of shares of Common Stock pursuant to a Restricted Stock Unit Award is to be made to a “specified employee” upon “separation from service” (as such terms are defined under Section 409A of the Code), such payment or transfer shall be in accordance with Section 11.6 of this Plan.

ARTICLE VI

RESTRICTED STOCK

6.1 Eligible Persons. All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

6.2 Restricted Period and Vesting.

(a) A grant of Restricted Stock is a grant of Common Stock to a Participant which is subject to such limitations (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Plan Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the lesser of (A) the amount of cash paid therefore, if any or (B) the FMV of the shares at the time of repurchase, if (i) the Participant’s Employment from or services to the Company or an Affiliate is terminated by the Company, such Affiliate or the Participant prior to the lapse of such restrictions or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Service Provider without Cause or termination by an Employee or Service Provider with Good Reason within one year from the effective date of a Change of Control; or (ii) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a Stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Comverge, Inc. 2006 Long-term Incentive Plan (as amended) and Grant of Restricted Stock dated                     , 20            and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

(d) After the satisfaction of all of the terms and conditions set by the Plan Committee with respect to an Award of Restricted Stock, a certificate, without the legend set forth in Section 6.2(c) above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant within 2 1/2 months after the vesting date.

ARTICLE VII

PERFORMANCE AWARDS

7.1 Performance Awards. To the extent the Plan Committee determines that any Award granted pursuant to this Plan shall be contingent upon performance goals or shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Plan Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with this Section 7.1. The Plan Committee may grant Performance Awards based on performance criteria measured over a Performance Period. The Plan Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 7.2 hereof in the case of a Performance Award granted to a Covered Employee.

7.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon the terms set forth in this Section 7.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Plan Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Plan Committee are such that the achievement of performance goals is “substantially uncertain” at the time the Award is granted. The Plan Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Plan Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; (xx) increases in megawatts through new contract executions; (xxi) successful completion of an acquisition, initial public offering, private placement of equity or debt; or (xxii) reduction of expenses. Any of the above goals may be determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Timing for Establishing Performance Goals. Performance goals in the case of any Award granted to a Participant who is a Covered Employee shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each Performance Period, the Plan Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period. The Plan Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee which is designed to comply with Section 162(m) of the Code. The Plan Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Plan Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Plan Committee may not delegate any responsibility relating to Performance Awards discussed in this Section 7.2(e).

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Plan Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Plan Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VIII

OTHER STOCK OR PERFORMANCE-BASED AWARDS

The Plan Committee is hereby authorized to grant to Employees, Non-Employee Directors and Service Providers of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Plan Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Plan Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE IX

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

9.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Plan Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award. Notwithstanding the foregoing, the Plan Committee may amend any Award without the consent of the holder if the Plan Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Plan Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Plan Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.

9.2 Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 2.7 hereof, if an Award is granted in substitution or exchange for another Award, the Plan Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in the Plan to the contrary, Options granted in substitution or exchange for an option in a corporate transaction shall be granted in accordance with the rules of Treasury Regulations section 1.424-1. In addition, Awards may be granted in lieu of cash compensation, including, but not limited to, in lieu of cash amounts payable under other plans of the Company or any Affiliate.

9.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Restricted Stock Unit or Restricted Stock shall be for such period as may be determined by the Plan Committee; provided that in no event shall the term of any such Award exceed a period of seven years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code). Notwithstanding the foregoing, grants under the Plan prior to March 24, 2008, that were granted with a term greater than seven years, but not to exceed ten years, shall retain such term notwithstanding the foregoing sentence.

9.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be subject to any limitations or contingent upon the occurrence of one or more specified events as set forth in the related Award agreement. In the discretion of the Plan Committee, Awards granted pursuant to Article V or VII hereof may be payable in cash or shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Plan Committee (subject to the consent of the Participant in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Plan Committee; provided, however, that no deferral shall be required or permitted by the Plan Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company, which plan shall be compliant with Section 409A of the Code. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

9.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Plan Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 6.2(c) hereof, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant within 2 1/2 months after the vesting date, (ii) Restricted Stock Unit, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Restricted Stock Unit earned shall be delivered to the Participant within 2 1/2 months after the vesting date, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Plan Committee with respect to such Award.

9.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

9.7 Adjustment of Awards. In the event that at any time after the issuance of an Award, the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan and issued pursuant to any outstanding Awards shall be equitably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, and subject to any required action of the Board and the stockholders, in order to ensure that after such event the Shares subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number and type of shares of common stock of the Company or any Affiliate with respect to which Awards may be granted under the Plan, (ii) the maximum number of shares that may be covered by Awards granted under the Plan during any period, (iii) the maximum number of shares that may be covered by Awards to any single individual during any calendar year, (iv) the number of shares subject to outstanding Awards, and (v) the grant or exercise price with respect to an Award. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or other transfer of substantially all of the Company’s assets (all the foregoing being referred to as “Acquisition Events”) , then the Plan Committee may in its discretion terminate all outstanding Options and Stock Appreciation Rights by delivering 20-days notice of termination to each holder of such Award; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each such holder shall have the right to exercise in full all of his Options or Stock Appreciation Rights then outstanding. If an Acquisition Event occurs and the Plan Administrator does not terminate the outstanding options pursuant to the preceding sentence, then the Option or Stock Appreciation Rights shall be adjusted as set forth above. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share; provided, however, the Committee shall not take any action otherwise authorized under this Section to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the Participant without the consent of the Participant. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

9.8 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Award has been granted.

ARTICLE X

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Company, have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Plan Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3 under the Exchange Act, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XI

MISCELLANEOUS

11.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

11.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from Employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

11.3 Governing Law/Compliance with State Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law. Notwithstanding the foregoing, all Awards issued under the Plan shall comply with the applicable laws of any state in which the Participant receiving such Award resides. By way of example, and not in limitation of the foregoing, to the extent required by California law, the Plan Committee may not impose a vesting schedule upon any Option grant to any resident of California that is more restrictive than 20% per year with the initial vesting to occur not later than one year after the Option Grant Date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Company, non-employee members of the Board or independent contractors.

11.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Plan Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.5 Other Laws. The Plan Committee may refuse to issue or transfer any shares or other consideration under an Award agreement if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

11.6 409A Compliance—No Guarantee of Tax Consequences. It is the intention of the Company that all Awards granted by the Plan Committee be in compliance with Section 409A of the Code in all respects and the Plan shall be so construed; provided, however that the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Plan Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants. Notwithstanding anything herein to the contrary, if any amounts payable hereunder are reasonably determined by the Plan Committee to be “nonqualified deferred compensation” payable to a “specified employee” upon “separation from service” (as such terms are defined under Section 409A of the Code), then such amounts that would otherwise be payable upon “separation from service” shall be held and not be paid by the Company upon “separation from service,” but shall be paid as soon as administratively feasible following the earlier of: (1) the first day that is six months following the Participant’s separation from service; or (2) Participant’s date of death. Such amounts that would otherwise be payable in installments commencing on separation from service shall be accumulated and paid in a lump sum on the date that is the earlier of (1) or (2) above and shall be paid in installments thereafter.

11.7 Shareholder Agreements. The Plan Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

*        *        *

PROXY

COMVERGE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert M. Chiste and Micahel D. Picchi, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Comverge, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 511 Schoolhouse Road, Suite 200, Kennett Square, Pennsylvania 19348 on Wednesday, May 7, 2008 at 3:00 P.M. Eastern Daylight Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that your shares of common stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE

AND RETURN THIS PROXY CARD

PROMPTLY

USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off or meeting date.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your email address.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒	PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

1.	Election of the one Class I director proposed in the accompanying Proxy Statement to serve for a three-year term. (The Board recommends a vote for the nominee.):	For	Withhold

	Alec G. Dreyer	☐	☐

		For	Against	Abstain

2.	Approval of the amendment and restatement of the Comverge, Inc. 2006 Long-term Incentive Plan (The Board recommends a vote for this proposal.)	☐	☐	☐

3.

Ratification of the appointment of Price WaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2008. (The Board recommends a vote for this proposal.)

		☐	☐	☐

4.	Transacting of such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)	Date

[PLEASE SIGN WITHIN BOX]